Exhibit 2.1

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

HUFFY CORPORATION

AND

RUSSELL CORPORATION

DATED AS OF JULY 19, 2004

1

511040.23-New York Server 4A - MSW

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

1

Section 1.1

Certain Definitions

1

ARTICLE II PURCHASE OF ASSETS

9

Section 2.1

Assets to Be Purchased

9

Section 2.2

Excluded Assets

10

Section 2.3

Assumption of Liabilities

10

Section 2.4

Excluded Liabilities

11

Section 2.5

Method of Conveyance

11

Section 2.6

Purchase Price and Holdback Amount

12

Section 2.7

Allocation of the Purchase Price and Assumed Obligations

12

Section 2.8

Net Adjustment Asset Amount

12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

14

Section 3.1

Corporate Organization, Etc.

14

Section 3.2

Authorization, Etc.

14

Section 3.3

No Violation

15

Section 3.4

Financial Statements

15

Section 3.5

Absence of Certain Changes

15

Section 3.6

No Undisclosed Material Liabilities

16

Section 3.7

Contracts

16

Section 3.8

Title and Related Matters

16

Section 3.9

Litigation

17

Section 3.10

Compliance with Law and Certifications

18

Section 3.11

Employee Matters

18

Section 3.12

Employee Benefit Plans

19

Section 3.13

Intellectual Property

21

Section 3.14

Customer Warranties

22

Section 3.15

Products Liability

23

Section 3.16

Environmental Matters

23

Section 3.17

Accounts Receivable; Inventories

23

Section 3.18

Insurance

24

Section 3.19

Assets Necessary to the Operations of the Division

24

Section 3.20

Related Party Arrangements

24

Section 3.21

Brokerage

24

Section 3.22

Taxes

25

Section 3.23

Disclosure

25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

25

Section 4.1

Corporate Organization, Etc.

25

Section 4.2

Authorization, Etc.

25

Section 4.3

No Violation

26

Section 4.4

Financial Capability

26

ARTICLE V COVENANTS OF SELLER

26

Section 5.1

Regular Course of Business

26

Section 5.2

Interim Financial Information

27

Section 5.3

Full Access and Disclosure

27

Section 5.4

Fulfillment of Conditions Precedent

27

Section 5.5

Estoppel Certificates

28

ARTICLE VI COVENANTS OF PURCHASER

28

Section 6.1

Confidentiality

28

Section 6.2

Employee Matters

28

Section 6.3

Nonsolicitation

30

ARTICLE VII OTHER AGREEMENTS

30

Section 7.1

Agreement to Defend

30

Section 7.2

Further Assurances

30

Section 7.3

No Solicitation or Negotiation

30

Section 7.4

Deliveries After Closing

31

Section 7.5

Noncompetition and Nonsolicitation

31

Section 7.6

Public Releases

32

Section 7.7

Transfers Not Effected as of Closing

32

Section 7.8

License Agreement

33

Section 7.9

Transition Services

33

Section 7.10

Confidentiality

33

Section 7.11

Maintenance of Books and Records; Access to Employees

33

Section 7.12

Funds Received for the Account of the Other Party

34

Section 7.13

NBA License

35

Section 7.14

Former Division Employees

35

Section 7.15

Insurance Coverage

36

Section 7.16

Operation of Websites

36

Section 7.17

Labeling

36

Section 7.18

Golf Products

36

Section 7.19

Trademarks

36

Section 7.20

Royalties

36

ARTICLE VIII [Intentionally left blank]

37

ARTICLE IX CONDITIONS TO THE OBLIGATIONS OF PURCHASER

37

Section 9.1

Representations and Warranties; Performance

37

Section 9.2

Consents and Approvals

37

Section 9.3

No Material Adverse Change

37

Section 9.4

No Proceeding or Litigation

37

Section 9.5

Accounting Matters

38

Section 9.6

Condition of Assets

38

Section 9.7

Proceedings and Documents

38

Section 9.8

Secretary’s Certificate

38

Section 9.9

Creditor Consents

38

Section 9.10

Certain Third Party Consents

38

Section 9.11

Certificate of Non-Foreign Status

38

Section 9.12

Other Documents

38

ARTICLE X CONDITIONS TO THE OBLIGATIONS OF SELLER

39

Section 10.1

Representations and Warranties; Performance

39

Section 10.2

No Proceeding or Litigation

39

Section 10.3

Secretary’s Certificate

39

ARTICLE XI CLOSING

39

Section 11.1

Closing

39

ARTICLE XII TERMINATION AND ABANDONMENT

39

Section 12.1

Methods of Termination

39

Section 12.2

Procedure Upon Termination

40

ARTICLE XIII INDEMNIFICATION

41

Section 13.1

Survival

41

Section 13.2

Limitations

41

Section 13.3

Indemnification by Seller

42

Section 13.4

Indemnification by Purchaser

43

Section 13.5

Third Party Claims

43

Section 13.6

Claims that are not Third Party Claims

45

Section 13.7

Payments by Purchaser

45

Section 13.8

Holdback by Purchaser

45

Section 13.9

Adjustment to Purchase Price

46

ARTICLE XIV TAX MATTERS

46

Section 14.1

Allocation of Taxes

46

Section 14.2

Certain Actions

47

Section 14.3

Books and Records

47

ARTICLE XV MISCELLANEOUS PROVISIONS

47

Section 15.1

Amendment and Modification

47

Section 15.2

Waiver of Compliance; Consents

47

Section 15.3

Notices

47

Section 15.4

Assignment

48

Section 15.5

Governing Law

49

Section 15.6

Jurisdiction

49

Section 15.7

Counterparts

49

Section 15.8

Headings

49

Section 15.9

Entire Agreement

49

Section 15.10

Injunctive Relief

50

Section 15.11

Delays or Omissions

50

Section 15.12

Severability

50

Section 15.13

Expenses

50

Section 15.14

No Third Party Beneficiaries

51

Section 15.15

No Strict Construction

51

Section 15.16

WAIVER OF JURY TRIAL

51

i

511040.23-New York Server 4A - MSW

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of the ___ day of July, 2004, by and between Huffy Corporation, an Ohio corporation (“Seller”), and Russell Corporation, an Alabama corporation (“Purchaser”).

WITNESSETH:

WHEREAS, Seller operates several discrete business units, one of which is its Huffy Sports division, which includes its basketball systems and accessories, inflatable balls and basketball and volleyball-related youth and pool products and certain table games (the “Division”);

WHEREAS, Seller has invited multiple parties to consider the purchase of the Division and has received advice from its accounting, investment banking and legal advisors in connection with the sale of the Division;

WHEREAS, after arms' length negotiations, Purchaser desires to purchase substantially all of Seller’s assets which are used primarily in the operation of the Division in exchange for the payments and assumption of obligations contemplated by this Agreement on the terms and conditions set forth in this Agreement; and

WHEREAS, Seller believes that the transaction contemplated by this Agreement represents the highest and best offer for the Division and desires to sell such assets to Purchaser on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, and in consideration of the representations and warranties, covenants and agreements, and subject to the conditions contained herein, Seller and Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1

Certain Definitions.

“Accrued Expenses” means expenses incurred by the Division, and not recorded as a Trade Accounts Payable of Seller, for goods and services received by the Division in the ordinary operation of the Division (excluding expenses and accruals relating to employee compensation, pension plans and benefits, warranty reserves, rebates, worker's compensation, Taxes, royalties, commissions, insurance, product liability claims and royalties arising on or prior to June 30, 2004 payable to the NBA).

“Acquired Assets” shall have the meaning set forth in Section 2.1.

“Additional Expenses” means those expenses described as “Additional Expenses” on Exhibit 2.8 attached hereto.

“Affiliate” means, with regard to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by contract or otherwise.

“Assumption Agreement” shall have the meaning set forth in Section 2.5.

“Assignment and Assumption of Lease” shall have the meaning set forth in Section 2.5.

“Assumed Obligations” shall have the meaning set forth in Section 2.3(a).

“Auditor” shall have the meaning set forth in Section 2.8(c).

“Authority” means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether U.S., international, national, federal, provincial, state or local.

“Bargaining Employees” shall have the meaning set forth in Section 6.2(a).

“Basket” shall have the meaning set forth in Section 13.2(c).

“Benefit Plans” shall have the meaning set forth in Section 3.12(a).

“Bill of Sale” shall have the meaning set forth in Section 2.5.

“Business Day” means a day, other than a Saturday, Sunday or legal holiday, on which commercial banking institutions in the State of New York are open.

“Claim” means any action, charge, claim, lawsuit, demand, union grievance, suit, inquiry, hearing, investigation, notice of a violation or noncompliance, request for indemnity and/or defense, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

“Closing” shall have the meaning set forth in Section 11.1.

“Closing Date” shall have the meaning set forth in Section 11.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

“Collective Bargaining Agreement” shall have the meaning set forth in Section 6.2(b).

“Compensation Plans” shall have the meaning set forth in Section 3.11(b).

“Contract” shall have the meaning set forth in Section 2.1(d).

“Controlled Group” shall have the meaning set forth in Section 3.12(f).

“Damages” shall have the meaning set forth in Section 13.3.

“Determination Date” shall have the meaning set forth in Section 2.8(c).

“Disputed Claim” shall have the meaning set forth in Section 13.6.

“Division” shall have the meaning set forth in the preamble hereto.

“Division Employees” means those persons employed by Seller whose duties and responsibilities relate primarily to the business of the Division and are located in Sussex, Wisconsin.

“Division Employment Agreement” shall have the meaning set forth in Section 3.11(c).

“Division Intellectual Property” shall have the meaning set forth in Section 2.1(e).

“Employee Policies and Procedures” shall have the meaning set forth in Section 3.11(d).

“Environmental Claim” shall have the meaning set forth in Section 3.16.

“Environmental Law” shall mean any Regulation, Order, settlement agreement or Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, health, safety or hazardous substances, including without limitation, discharges, emissions, releases or threatened releases of noises, odors or any hazardous substances, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of hazardous substances, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so called “Superlien” law, all as now or hereafter amended or supplemented and the Regulations promulgated thereunder, and any other similar Federal, state or local Regulations.

“ERISA” means Employee Retirement Income Security Act of 1974, as amended.

“Estimated Net Adjustment Asset Amount” shall have the meaning set forth in Section 2.8(a).

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Excluded Liabilities” shall have the meaning set forth in Section 2.4.

“Final Determination” means a settlement, final and non-appealable arbitration award or a final and non-appealable order, decree or judgment of a court of competent jurisdiction setting forth the amount of the Damages incurred by an Indemnitee with respect to a disputed matter.

“Final Net Adjustment Asset Amount” shall have the meaning set forth in Section 2.8(c).

“Financial Statements” shall have the meaning set forth in Section 3.4(a).

“Financial Statement Date” shall have the meaning set forth in Section 3.4(a).

“Former Division Employees” shall have the meaning set forth in Section 6.3.

“GAAP” means U.S. generally accepted accounting principles, consistently applied, as in existence at the date hereof.

“Hazardous Materials” means any substance, material, waste, gas or particulate matter which is regulated by any Authority, including, but not limited to, any material or substance which is (a) defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” or “restricted hazardous waste” (b) petroleum, (c) asbestos, (d) polychlorinated biphenyl, (e) radioactive material, (f) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq., (33 U.S.C.  §1317), (g) defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (h) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq.

“Holdback Amount” shall have the meaning set forth in Section 2.6(b).

“Huffy Materials” shall have the meaning set forth in Section 7.19.

“Indemnitee” shall have the meaning set forth in Section 13.5.

“Indemnitor” shall have the meaning set forth in Section 13.5.

“Indemnity Period” means the period of time commencing on the Closing Date and ending at 8 p.m. (EST) on the twelve month anniversary of the Closing Date.

“Intellectual Property” means all domestic and foreign patents, patent applications (including any continuations, divisionals, continuations-in-part, renewals, and reissues), trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and URLs, trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and technical information, customer lists, corporate and business names, rights of publicity and persona rights, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collections, and other proprietary information or material of any type, whether written or unwritten (and all goodwill associated with, and all derivatives, improvements and refinements of, any of the foregoing).

“Interest Rate” shall have the meaning set forth in Section 2.8(e).

“Investment” shall mean (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments, capital stock, Options, securities or other ownership or equity interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

“Knowledge,” “have no knowledge of,” “do not know of” or “to the knowledge of” and similar phrases shall mean (a) in the case of Seller, the particular fact was known, or not known, as the context requires, to Nancy A. Michaud (for purposes of the representations and warranties contained in Section 3.9, Section 3.10, Section 3.15 and Section 3.16 only), David Duff (for purposes of the representations and warranties contained in Section 3.15 only), Robert Stead (for purposes of the representations and warranties contained in, Section 3.10, Section 3.11, Section 3.12, and Section 3.16 only), Bruce Teeters (for purposes of the representations and warranties contained in Section 3.9 and Section 3.13 only), Patrick Ehren, Robert Lafferty and/or Paul D’Aloia, and (b) in the case of Purchaser, the particular fact was known, or not known, as the context requires, to Floyd Hoffman and/or Scott Creelman.

“License Agreement” shall have the meaning set forth in Section 7.8.

“Licenses” shall have the meaning set forth in Section 2.1(e).

“Lease” shall mean any lease, including any amendments, modifications, supplements, assignments or material agreements relating thereto, under which any of the Leased Real Property is possessed.

“Leased Real Property” shall have the meaning set forth in Section 3.8(c).

“Lien” means any (a) security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, charge, restriction on transfer or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination arrangement in favor of another Person.

“Material Adverse Change” means any developments or changes which, individually or in the aggregate, would have a Material Adverse Effect.

“Material Adverse Effect” means any circumstances, states of fact or matters occurring which, individually or in the aggregate, have had, or reasonably might be expected to have, a material adverse effect in respect of the Division’s operations, properties, assets, liabilities, condition (financial or otherwise) or results of operations taken as a whole.

“NBA” shall have the meaning set forth in Section 7.13.

“NBA License” shall have the meaning set forth in Section 7.13.

“Net Accounts Receivable” means the accounts receivable of the Division, net of reserves.

“Net Adjustment Asset Amount” shall mean, as of a given date, (x) the sum of (i) Net Accounts Receivable plus (ii) Net Inventory, less (y) the sum of (i) Trade Accounts Payable plus (ii) Accrued Expenses plus (iii) Additional Expenses.

“Net Inventory” means the inventory of the Division (excluding obsolete golf inventory), net of reserves.

“Noncompetition Period” shall have the meaning set forth in Section 7.5(d)(i).

“Non-Bargaining Employees” shall have the meaning set forth in Section 6.2(a).

“Nonsolicitation Period” shall have the meaning set forth in Section 7.5(d)(ii).

“Occurrence” means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, assembly, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of Seller which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

“Option” means any subscription, option, warrant, right, security, Contract, commitment, understanding, stock appreciation right, phantom stock option, profit participation or arrangement by which Seller is bound to issue any additional shares of its capital stock or an interest in the equity or equity appreciation of Seller or rights pursuant to which any Person has a right to purchase shares of Seller’s capital stock or an interest in the equity or equity appreciation of Seller.

“Order” means any writ, decree, order, judgment, verdict, decision, injunction, rule, ruling, Lien, voting right, consent of or by an Authority.

“Overlap Period” means a taxable year or period that begins on or prior to the Closing Date and ends after the Closing Date.

“Pending Claim”  shall have the meaning set forth in Section 13.8.

“Permits” means all permits, licenses, accreditations, registrations, certificates, Orders, qualifications or approvals required by any Authority or other Person.

“Permitted Liens” means (a) statutory Liens not yet delinquent and immaterial in amount, (b) easements, rights-of-way, covenants and restrictions of record, public rights-of-way, and any imperfections or irregularities of title to real estate as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, or otherwise impair present business operations at such properties, and do not materially detract from the value of such properties and assets; (c) Liens reflected in the Financial Statements or the notes thereto; (d) mechanics’, carriers’, workers’, repairmen’s, warehousemen’s, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue and immaterial in amount or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien; and (e) deposits or pledges to secure workers’ compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade Contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business and immaterial in amount.

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

“Plans” shall have the meaning set forth in Section 6.2(b).

“Policies” means all Contracts (except for contracts that are employee welfare benefit plans as defined under Section 3(1) of ERISA) that insure (a) Seller’s or any of its Subsidiaries’, properties, plant and equipment for loss or damage; and (b) Seller or any of its Subsidiaries’ or their officers, directors, employees or agents against any liabilities, losses or damages (or lost profits) for any reason or purpose.

“Pre-Closing Product Claims” shall have the meaning set forth in Section 2.4.

“Purchase Price” shall have the meaning set forth in Section 2.6(a) and Section 2.8(a).

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Indemnified Parties” shall have the meaning set forth in Section 13.3.

“Real Property” shall have the meaning set forth in Section 3.8(a).

“Real Property Lease” means a lease for any parcel of Leased Real Property.

“Recall” means with respect to a product, a corrective action required by Regulation, Order or a customer or undertaken voluntarily.

“Regulation” means any rule, law, code, statute, regulation, ordinance, requirement, rule of common law or other binding action of or by an Authority and any judicial interpretation thereof.

“Seller” shall mean Huffy Corporation, an Ohio corporation.

“Seller Guarantee” shall have the meaning set forth in Section 7.13.

“Seller Guarantee Payment” shall have the meaning set forth in Section 7.13.

“Statement of Net Adjustment Asset Amount” shall have the meaning set forth in Section 2.8(b).

“Subsidiary” means any Person in or to which a Person has (a) an Investment; (b) advanced funds or provided financial accommodations which, in each case, is secured by an Investment; or (c) has an Option to acquire an Investment in such Person.

“Target Net Adjustment Asset Amount ” means $6,472,000.

“Tax Returns” means all federal, state, foreign and local reports, returns, information returns and other documents (including any related or supporting information) required to be filed with respect to Taxes.

“Taxes” means taxes of any kind, levies or other like assessments, customs, duties, fees or charges, including, without limitation, income, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, social security, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, and severance taxes imposed by or payable to any Taxing Authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of (a) transferee or successor liability, (b) being a member of a combined, consolidated, unitary, affiliated or similar group or (c) a contractual obligation to indemnify any person or other entity.

“Taxing Authorities” means the Internal Revenue Service, and any other Federal, state, or local Authority which has the right to impose Taxes.

“Trade Accounts Payable” means expenses incurred by the Division, and invoiced to Seller, for goods and services received by the Division in the ordinary operation of the Division (excluding expenses and accruals relating to employee compensation, pension plans and benefits, warranty reserves, rebates, worker's compensation, Taxes, royalties, commissions, insurance, product liability claims and royalties arising on or prior to June 30, 2004 payable to the NBA).

“Transfer Taxes” shall have the meaning set forth in Section 14.1(b).

“Transition Services Agreement” shall have the meaning set forth in Section 7.9.

ARTICLE II
PURCHASE OF ASSETS

Section 2.1

Assets to Be Purchased.  On the Closing Date and subject to the terms and conditions herein expressed, Seller will sell, convey, transfer, assign, set over and deliver to Purchaser all of Seller’s right, title and interest in and to all assets of every kind, character and description, tangible or intangible, wherever located, that are used by Seller primarily in the operation of the Division other than the Excluded Assets, including, without limitation, the following assets (collectively, the “Acquired Assets”):

(a)

Accounts Receivable.  All accounts receivable of the Division in existence as of the Closing Date.

(b)

Inventory.  All of Seller’s right, title and interest in and to any inventory of products or materials including all finished goods, work in progress, partially completed products, packaging materials and raw materials on hand related primarily to the Division.

(c)

Prepaid Assets.  All prepaid assets primarily related to the Division with a future benefit as defined by GAAP.

(d)

Contracts and Agreements.  The contracts, agreements, Real Property Leases and leases listed on Exhibit 2.1(d) and such other contracts, agreements and leases entered into by Seller in the course of operating the Division and which are primarily related to the Division (collectively, including all Licenses, the “Contracts”).

(e)

Intellectual Property.  The patents, patent applications, copyright applications and registrations, trademarks, trade names, domain names, URLs, service marks, related applications and registrations and software, and contracts or agreements licensing Intellectual Property rights to or by Seller (the “Licenses”) listed on Exhibit 2.1(e), and all other Intellectual Property that is primarily used in the operation of the Division (collectively, the “Division Intellectual Property”), except as otherwise set forth in Section 7.8.

(f)

Equipment.  The production equipment and machinery, computers, office furniture, vehicles, fixtures, equipment parts, supplies inventory and other similar items of personal property, together with all warranties and indemnities of manufacturers or vendors of such assets or parts or components thereof used primarily by the Division, including but not limited to the items listed on Exhibit 2.1(f).

(g)

Records.  Copies of all customer lists, personnel records (except where the transfer of such personnel records would be prohibited by any applicable Regulation), mailing lists, all accounting, sales, pricing, asset maintenance/repair and other data, files, records and reports and all Permits primarily relating to the Acquired Assets or the Division.

(h)

Payables Account.  The Division’s existing “Huffy Sports Controlled Disbursements Account” with Huntington Bank, to the extent possible, together with the funds necessary to cover uncashed checks which were issued prior to the Closing Date.

(i)

Payroll Account.  The Division’s existing payroll account with Huntington Bank, to the extent possible, together with the funds necessary to cover uncashed payroll checks which issued prior to the Closing Date.

(j)

Lockbox Account and Receivables Account.  The Division’s existing lockbox account (P.O. Box L-2078) and the Huffy Sports Demand Deposit Account (#1451063006) with Huntington Bank to the extent possible.

(k)

Other Assets.  All other assets, properties and rights of every kind and nature which are being used primarily by the Division as of the Closing Date.

Section 2.2

Excluded Assets.  Notwithstanding any other provision of this Agreement, Seller shall retain and shall not transfer to Purchaser (i) all of Seller’s cash on hand as of the Closing Date (except for the funds contemplated by Sections 2.1(h) and (i)) and (ii) the assets listed on Exhibit 2.2 (the “Excluded Assets”).

Section 2.3

Assumption of Liabilities.

(a)

As additional consideration for the sale, conveyance, transfer and delivery of the Acquired Assets, Purchaser shall assume and become obligated for, commencing and effective from and after the Closing Date, the following liabilities (collectively, the “Assumed Obligations”):

(i)

all obligations arising after the Closing under any Contracts assigned to and assumed by Purchaser hereunder;

(ii)

all Trade Accounts Payable, Accrued Expenses and Additional Expenses as of the Closing; and

(iii)

the other liabilities set forth on Exhibit 2.3(a)(iii).

(b)

Purchaser’s assumption of the Assumed Obligations shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies which such parties would have had against Seller had this Agreement not been consummated.

Section 2.4

Excluded Liabilities.  Notwithstanding any other provision of this Agreement, Purchaser shall not assume, or in any way be liable, responsible or obligated for any debts, liabilities, costs, expenses or obligations of Seller or any of its Affiliates of whatever nature (whether fixed or contingent, matured or unmatured, arising by law, contract or otherwise) that are not expressly assumed by Purchaser pursuant to Section 2.3, including, without limitation, all debts, liabilities, costs, expenses and obligations arising out of products sold by the Division through the Closing Date no matter when the injury or damage takes place or the Claim arises ("Pre-Closing Product Claims") (collectively, the “Excluded Liabilities”).  For purposes of the foregoing, all Division products dated "July 2004" or later shall be deemed to have been sold after the Closing Date, provided, however, that in the case of poles which are not dated, the sale date shall be deemed to be the same as the date on the backboard and/or base attached to the pole, and in the case of poles not attached to a base or backboard sold by the Division, the date of sale for this purpose shall be the actual date of purchase by the consumer as indicated by a dated purchase receipt or other available evidence.

Section 2.5

Method of Conveyance.  The sale, transfer, conveyance and assignment by Seller of the Acquired Assets to Purchaser shall be effected on the Closing Date at the Closing by Seller’s execution and delivery to Purchaser of instruments of transfer including: (a) a bill of sale in substantially the form of Exhibit 2.5(a) attached hereto (the “Bill of Sale”), (b) an assignment and assumption of the Assumed Obligations in substantially the form of Exhibit 2.5(b) attached hereto (the “Assumption Agreement”), (c) transfer documents for the certificates of title for all of Seller’s owned vehicles used in the Division, (d) assignments of all Division Intellectual Property (except for Intellectual Property covered by the License Agreement), (e) an assignment and assumption of lease for each Real Property Lease (excluding the lease for the facility in Carson, California) in substantially the form of Exhibit 2.5(e) attached hereto (the "Assignment and Assumption of Lease"), and (f) the License Agreement.  At the Closing, all of the Acquired Assets shall be transferred by Seller to Purchaser free and clear of any and all Liens, Claims and Orders.

Section 2.6

Purchase Price and Holdback Amount.

(a)

In consideration for the conveyance of the Acquired Assets and in reliance on the representations and warranties, covenants and agreements of Seller contained herein and the documents contemplated hereby, Purchaser agrees to assume the Assumed Obligations and to pay Seller $28,957,151.36 (computed as set forth in Exhibit 2.6) in cash at the Closing (the “Purchase Price”) less the Holdback Amount.

(b)

$1,000,000 of the Purchase Price (the “Holdback Amount”) shall be retained by Purchaser to be distributed pursuant to the terms and conditions of this Agreement.

Section 2.7

Allocation of the Purchase Price and Assumed Obligations.  Seller and Purchaser agree to allocate the aggregate Purchase Price to be paid for the Acquired Assets and the Assumed Obligations in accordance with Section 1060 of the Code.  Purchaser shall prepare and provide to Seller a draft allocation of the purchase price among the Acquired Assets, the Transition Services Agreement and the covenants made by Seller in Section 7.5(a) within 90 days after the Closing Date.  Seller shall notify Purchaser within 30 days of receipt of such draft allocation of any objection Seller may have thereto.  Seller and Purchaser agree to resolve any disagreement with respect to such allocation in good faith.  In addition, Seller and Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 2.7 in connection with the preparation of Internal Revenue Service Form 8594 as such form relates to the transactions contemplated by this Agreement.  Neither Seller nor Purchaser shall file (or shall permit any of its Affiliates to file) any Tax Return or other document or otherwise take any position which is inconsistent with the allocation determined pursuant to this Section 2.7 except as may be adjusted by subsequent agreement of Seller and Purchaser following an audit by the IRS or by court decision.

Section 2.8

Net Adjustment Asset Amount.

(a)

At least three Business Days prior to Closing, representatives of Purchaser and Seller shall meet to prepare a balance sheet reflecting their good faith estimate of the Net Adjustment Asset Amount as of the close of business on the day immediately prior to the Closing Date (the “Estimated Net Adjustment Asset Amount”), together with a reasonably detailed computation of such estimate, which shall be computed in accordance with GAAP and on a basis consistent with the preparation of the Financial Statements.  In connection with the foregoing, Seller and Purchaser shall work in good faith to finalize such balance sheet and Seller shall provide to Purchaser, within a reasonable period of time prior to the preparation of such balance sheet, copies of, or access to, all books, records, receipts and other information and documentation necessary or appropriate for Purchaser to participate in the preparation of such balance sheet and to determine the Estimated Net Adjustment Asset Amount.  If the Estimated Net Adjustment Asset Amount reflected on the balance sheet prepared pursuant to this Section 2.8 is less than the Target Net Adjustment Asset Amount, then such shortfall shall be deducted from the Purchase Price to be paid at Closing, and if the Estimated Net Adjustment Asset Amount reflected on the balance sheet prepared pursuant to this Section 2.8 is greater than the Target Net Adjustment Asset Amount, then such excess shall be added to the Purchase Price to be paid at Closing.  The Purchase Price, as adjusted pursuant to this Section 2.8 is the final Purchase Price.  The parties agree that Exhibit 2.8 attached hereto constitutes the calculations to be agreed to by the parties as contemplated by this Section 2.8(a).

(b)

As soon as reasonably practicable following the Closing Date, and in any event within 90 days thereafter, Purchaser shall prepare and deliver to Seller its balance sheet reflecting its good faith estimate of Net Adjustment Asset Amount for the Division as of the close of business on the day immediately prior to the Closing Date (the “Statement of Net Adjustment Asset Amount”).  The Statement of Net Adjustment Asset Amount shall be prepared in accordance with GAAP, applied in a manner consistent with the preparation of the Financial Statements.

(c)

If Seller disagrees with Purchaser's Statement of Net Adjustment Asset Amount, it shall notify Purchaser of such disagreement in writing within 30 days after its receipt of the Statement of Net Adjustment Asset Amount, which notice shall set forth in detail the particulars of such disagreement.  Upon such notice of disagreement, Purchaser and Seller shall use their commercially reasonable efforts for a period of 30 days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the Statement of Net Adjustment Asset Amount (or any element thereof).  If, at the end of such period, they are unable to resolve such disagreements, then, upon the written request of either party, an independent accounting firm mutually acceptable to Purchaser and Seller (the “Auditor”) shall resolve any remaining disagreements.  The Auditor shall determine as promptly as practicable (but in any event within 60 days) following the date on which such dispute is referred to the Auditor, based solely on written submissions, which shall be forwarded by Purchaser and Seller to the Auditor within 30 days following the Auditor’s selection, whether the Statement of Net Adjustment Asset Amount was prepared in accordance with the standards set forth in this Section 2.8 with respect to any items identified as disputed in the notice of disagreement and not previously resolved by Purchaser and Seller, and if not, whether and to what extent (if any) the Statement of Net Adjustment Asset Amount (or any element thereof) requires adjustment.  Each party shall bear its own expenses and the fees and expenses of its own representatives and experts in connection with the preparation, review, dispute (if any) and final determination of the Statement of Net Adjustment Asset Amount.  The parties shall share the costs, expenses and fees of the Auditor on an equal basis.  The determination of the Auditor shall be final, conclusive and binding on the parties.  The date on which such items are accepted or finally determined in accordance with this Section 2.8 is referred to as the “Determination Date.”  The Net Adjustment Asset Amount reflected on the Statement of Net Adjustment Asset Amount as such balance sheet is finalized pursuant to this Section 2.8 shall be referred to herein as the “Final Net Adjustment Asset Amount.”

(d)

Seller and Purchaser each agree that they will cooperate and assist in the preparation of the Statement of Net Adjustment Asset Amount and the conduct of the review referred to in Section 2.8(c) above, including, without limitation, the making available to the extent necessary all books, records, work papers and personnel, including the execution of customary release or indemnification letters required by the Auditor in connection with the foregoing.

(e)

If the Final Net Adjustment Asset Amount exceeds the Estimated Net Adjustment Asset Amount, Purchaser shall pay to Seller on the fifth Business Day following the Determination Date an amount in immediately available same day funds equal to the amount of such excess, together with interest on such excess at an annual rate equal to the prime rate of interest calculated on a 365-day year (as quoted daily by the Wall Street Journal) (the “Interest Rate”) from the Closing Date to the date of the payment of such amount to Seller.

(f)

If the Estimated Net Adjustment Asset Amount exceeds the Final Net Adjustment Asset Amount, Purchaser shall deduct from the portion of the Holdback Amount that Purchaser shall ultimately deliver to Seller pursuant to Article XIII an amount equal to the lesser of (i) an amount equal to such excess, together with interest on such amount at the Interest Rate from the Closing Date to the Determination Date, and (ii) $1,000,000.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date:

Section 3.1

Corporate Organization, Etc.  Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.  Except as set forth in Schedule 3.1 hereto, Seller is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of the Division’s business require it to be so qualified or licensed.  Such jurisdictions are set forth in Schedule 3.1 hereto.

Section 3.2

Authorization, Etc.  Seller has full power and authority to enter into this Agreement and the agreements contemplated hereby to which Seller is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by Seller’s Board of Directors, do not require the receipt of approval of Seller’s shareholders, and no other corporate proceedings are necessary to authorize this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.  This Agreement constitutes, and as of the Closing each of the other agreements contemplated hereby to be entered into by Seller shall constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

Section 3.3

No Violation.  Except as set forth in Schedule 3.3 hereto, execution, delivery and performance by Seller of this Agreement, and, as of the Closing, each of the other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in the creation of any Lien upon any of the Acquired Assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or in respect of, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of Seller or any applicable Regulation, Order or Contract to which Seller or any of its properties or any of the Acquired Assets are subject.  Seller has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

Section 3.4

Financial Statements.

(a)

Attached as Schedule 3.4(a)(1) hereto are (i) unaudited year-end balance sheets of the Division as of December 31, 2001, 2002 and 2003 and statements of income and cash flow of the Division for each of the fiscal years then ended and (ii) an unaudited balance sheets of the Division as of July 3, 2004 and unaudited statements of income and cash flow of the Division for the six fiscal months then ended.  Such balance sheets fairly present the financial position of the Division at the respective dates thereof in accordance with GAAP, and such statements of income and cash flow fairly present the results of operations and cash flows of the Division for the periods referred to therein in accordance with GAAP applied on a consistent basis throughout the periods involved in accordance with past practice, except that such financial statements have no notes attached thereto and do not have year-end audit adjustments.  All of the foregoing financial statements were prepared from and in accordance with the books and records of Seller.  The foregoing balance sheets and statements of income and cash flow are herein collectively referred to as the “Financial Statements” and July 3, 2004 is herein referred to as the “Financial Statement Date.”  Schedule 3.4(a)(2) sets forth a list of expenses that have been omitted from the operating results of the Division for each of the periods presented and charged back as corporate allocations.

(b)

Schedule 3.4(b) sets forth all audit adjustments relating to the Division that were made by Seller's independent auditors in connection with the preparation of Seller's financial statements for the year ended December 31, 2003.

Section 3.5

Absence of Certain Changes.  Except as set forth on Schedule 3.5 hereto, since the Financial Statement Date, the operations of the Division have been conducted in the ordinary course of business consistent with past practice, and Seller has not taken any action prohibited by any of the provisions of Section 5.1, assuming such provisions had been in effect as of the Financial Statement Date, and there has not been any (a) Material Adverse Change; (b) damage, destruction or loss, whether covered by insurance or not, having a cost of $100,000 or more, with regard to the Division; and (c) change by Seller in accounting methods or principles or any write-down, write up or revaluation of any of the Acquired Assets except depreciation accounted for in the ordinary course of business and write-downs of inventory which reflect the lower of cost or market and which are in the ordinary course of business and in accordance with GAAP.

Section 3.6

No Undisclosed Material Liabilities.

Except as disclosed on Schedule 3.6 hereto, there are no liabilities of the Division of any kind or nature whatsoever, other than:

(i)

liabilities provided for in the Financial Statements;

(ii)

liabilities not required under GAAP to be shown on the Financial Statements;

(iii)

liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date which, individually or in the aggregate, are not material to the Division; or

(iv)

other liabilities that do not exceed, in the aggregate, $100,000.

Section 3.7

Contracts.  Exhibit 2.1(d) sets forth all contracts and agreements (other than Excluded Assets) primarily relating to the Division that (i) are not terminable without any penalty upon one year or less prior written notice by any party, (ii) require or could reasonably be expected to require any party thereto to pay $50,000 or more in any 12 month period (excluding purchase orders entered in the ordinary course of business), or (iii) limit the ability of Seller or its Affiliates to compete in any line of business or with any Person in any area.  Except as set forth on Schedule 3.7 hereto, Seller has performed in all material respects all obligations required to be performed by it and is not in default in any material respect under or in breach of nor in receipt of any Claim of default or breach under any material Contract to which Seller is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance under any material Contract to which Seller is subject (including without limitation all performance bonds, or otherwise); Seller does not have any knowledge of any breach or anticipated breach by the other Persons to any such Contract to which it is a party.  Except as set forth on Schedule 3.7 hereto, Seller has delivered to Purchaser true and complete copies of all the Contracts and documents listed in the schedules to this Agreement.

Section 3.8

Title and Related Matters.

(a)

Except as set forth in Schedule 3.8(a) hereto, Seller has good and marketable title to, or has a valid leasehold interest in, all real and personal, tangible and intangible property and other assets reflected in the Financial Statements or, as to the Division, acquired after the Financial Statement Date, free and clear of all Liens, Claims and Orders, except for Permitted Liens.  All real property owned, leased, licensed or otherwise used by Seller primarily in the operation of the Division (collectively, the "Real Property") as of the Financial Statement Date is reflected in the Financial Statements in accordance with and to the extent required by GAAP.

(b)

Owned Real Property.  Seller does not own any Real Property or any interest therein used in the Division.

(c)

Leased Real Property.  All real property used by Seller in the Division as of the Financial Statement Date is leased pursuant to a written agreement (collectively, the "Leased Real Property") and is reflected in the Financial Statements in accordance with and to the extent required by GAAP.  Seller has legal and valid leasehold title to all Leased Real Property.  All the Leases that are part of the Acquired Assets are in full force and effect, and valid and enforceable in accordance with their respective terms.  Seller has not received any notice of any, and there exists no event of default or event that constitutes or would constitute (with notice or lapse of time or both) a default by Seller or, to Seller’s Knowledge, any other Party to any Lease or which would permit termination, modification or acceleration under such Lease.  All rent and other amounts due and payable with respect to the Leases that are part of the Acquired Assets have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Leases that are part of the Acquired Assets that are due and payable on or prior to the Closing Date will have been paid prior to the Closing Date.  Seller has not received written notice that the landlord with respect to any Lease that is part of the Acquired Assets would refuse to renew such Lease upon expiration of the period thereof upon substantially the same terms, except as otherwise expressly set forth in such Lease.  Each Lease grants Seller the exclusive right to use and occupy the premises demised thereunder, subject to the terms of the applicable Lease.  No Lease has been assigned, mortgaged, hypothecated or otherwise encumbered by Seller or to the Knowledge of Seller, any other party thereto.  Seller has not received notice of any pending, proposed or threatened condemnation, expropriation or other proceedings in eminent domain, litigation, administrative actions or other proceedings relating to any Leased Real Property and there is no Lien (except for Permitted Liens or Liens to be released at Closing), Claim or Order outstanding, pending or threatened relating to the use, occupancy or operation of any Leased Real Property.  Prior to the date hereof, Seller has delivered, or caused to be delivered, to Purchaser true, correct and complete copies of all Leases and other material documents relating to or affecting the Leased Real Property in the possession or control of Seller.

Section 3.9

Litigation.  Schedule 3.9 hereto sets forth a true and complete list of all Claims and Orders involving or relating to the Division since January 1, 2001.  Except as set forth in Schedule 3.9 hereto, to the best Knowledge of Seller, there is no Claim or Order relating to the Division pending or threatened against Seller nor is there any reasonable basis therefor.  There is no material judgment, verdict, decree or Order of any court or other Authority in effect against Seller, with respect to the Division.

Section 3.10

Compliance with Law and Certifications.

(a)

General Compliance.  Except as set forth in Schedule 3.10(a) hereto, Seller has during the 36 months preceding the date of this Agreement operated the Division in compliance and as of the date hereof is in material compliance, with regard to the Division’s operations, practices, real property, plants, structures, machinery, equipment and other property, employees, products and services and all other aspects of its business, with all applicable Regulations and Orders, including, without limitation, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety.  Except as set forth in Schedule 3.10(a) hereto, there are no Claims pending, or to Seller’s Knowledge threatened, nor has any Seller received any written notice, regarding any violations of any Regulations or Orders enforced by any Authority claiming jurisdiction over Seller with respect to the Division.

(b)

Permits, Etc.  Except as set forth in Schedule 3.10(b)(i) hereto, Seller holds all material Permits required for the conduct of the business of the Division by any Authority or trade group and Seller has operated the Division in compliance with the terms and conditions of all such Permits, and Schedule 3.10(b)(ii) lists all material Permits by any Authority or trade group required for the conduct of the business of the Division as conducted as of the date hereof and as of the Closing.  Seller has not received any notice alleging that it has failed to hold any such material registration, accreditation or other certification.

Section 3.11

Employee Matters.

(a)

Cash Compensation.  Schedule 3.11(a) is a complete list of all employees of the Division as of the date hereof whose base salaries exceed $75,000 per year.  Seller has no obligation to increase such compensation of employees of the Division.

(b)

Compensation Plans.  Schedule 3.11(b) contains a complete and accurate list of all compensation plans, arrangements or practices sponsored by Seller or to which Seller contributes on behalf of current or retired or terminated Division Employees (the “Compensation Plans”).  The Compensation Plans include, without limitation, all plans, arrangements or practices that provide for severance, retention, change in control, termination, supplemental retirement or fringe benefits or pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.  Seller has provided or made available to Purchaser a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan, except that Seller has only provided to Purchaser summary plan descriptions of the Huffy defined benefit plan and the Huffy defined contribution plan.  Each of the Compensation Plans can be terminated or amended at will by Seller without participant consent and with no penalty or required payment.

(c)

Seller Employment Agreements.  Except as set forth on Schedule 3.11(c), Seller is not a party to any employment agreement with respect to any Division Employees ("Division Employment Agreements").  Division Employment Agreements include, without limitation, employee leasing agreements, employee services agreements, management, consulting, severance and noncompetition agreements.

(d)

Employee Policies and Procedures.  Schedule 3.11(d) contains a complete and accurate list of all employee manuals and handbooks and all policies, procedures and work-related rules that apply to employees of the Division (the "Employee Policies and Procedures").  Seller has provided or made available to Purchaser a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures.

(e)

Labor Compliance.  With respect to the Division, Seller has been and is in material compliance with all applicable Regulations respecting employment and employment practices including, without limitation, all Regulations respecting terms and conditions of employment and wages and hours.  To the Knowledge of Seller, Seller has not engaged in any unfair labor practice or discriminated on the basis of any protected characteristic, including, without limitation, race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices.  Except as set forth on Schedule 3.11(e), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or to the Knowledge of Seller, threatened against Seller before any Authority or (ii) existing or, to the Knowledge of Seller, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting Seller.

(f)

Unions.  Except as set forth on Schedule 3.11(f), Seller is not a party to any agreement with any union, labor organization or collective bargaining unit, with regard to the Division.  To Seller's Knowledge, none of the employees not currently part of a union has threatened to organize or join a union, labor organization or collective bargaining unit and no such organizing activities are taking place.

(g)

WARN Act.  As to the Division, Seller has been in compliance with all notice and other requirements under the Worker's Adjustment and Retraining Notification Act and any similar foreign, state or local Regulation.

(h)

Personal Data Collection and Use Policies.  Seller has complied with its personal data collection and use policies and applicable privacy Regulations in connection with the Division.  Neither this Agreement nor the transactions contemplated by this Agreement will violate any such personal data policy or any other applicable privacy Regulation.

Section 3.12

Employee Benefit Plans.

(a)

Identification.  Schedule 3.12(a) contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3.3(3) of ERISA whether or not subject to ERISA) sponsored, maintained or participated in by Seller or to which Seller contributes (or has an obligation to contribute) on behalf of its current or retired or terminated employees of the Division (or their beneficiaries or dependents) and all employee benefit plans previously sponsored or contributed to solely on behalf of its employees of the Division within the 36 months preceding the Effective Date related solely to the Division (the "Benefit Plans").  Seller has provided or made available to Purchaser copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports and all schedules thereto, actuarial valuations, summary plan descriptions, summaries of modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Benefit Plans, except that Seller has only provided to Purchaser summary plan descriptions of the Huffy defined benefit plan and the Huffy defined contribution plan.  In addition, Seller has provided or made available to Purchaser a written description of all existing practices engaged in by Seller that constitute Benefit Plans.  Except as set forth on Schedule 3.12(a), subject to the requirements of the Code and ERISA, each of the Benefit Plans can be terminated or amended at will by Seller.  No unwritten amendment exists with respect to any Benefit Plan.  None of the Benefit Plans is funded by a trust described in Section 501(c)(9) of the Code.

(b)

Administration.  Except as set forth in Schedule 3.12(b), each Benefit Plan has been administered and maintained in material compliance with its terms and with all applicable laws, rules and Regulations in all respects.  To the Knowledge of Seller, Seller has made all necessary filings, reports and disclosures with respect to all applicable Benefit Plans.

(c)

Examinations.  Seller has not received any notice that any Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any Authority and to the Knowledge of Seller no such audit, investigation, action or proceeding is threatened.

(d)

Prohibited Transactions.  To the Knowledge of Seller, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Benefit Plan and Seller has not engaged in any prohibited transaction.

(e)

Claims and Litigation.  To the Knowledge of Seller, no pending or threatened, claims, suits or other proceedings exist with respect to any Benefit Plan or Division Employment Agreement other than routine benefit claims filed by participants or beneficiaries.

(f)

Excise Taxes.  Neither Seller nor any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which Seller is a member (a "Controlled Group") has any liability, direct or indirect, to pay excise taxes with respect to any Benefit Plan under applicable provisions of the Code or ERISA.

(g)

Multiemployer Plans.  Neither Seller nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA and during the last six years has not incurred any withdrawal liability.

(h)

Retirees.  Except as set forth on Schedule 3.12(h), Seller has no obligation or commitment to provide medical, dental, life or other welfare insurance benefits to or on behalf of any of its Division Employees who may retire or terminate employment or any of its former Division Employees who have retired or terminated employment except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 601 through 608 of ERISA.  Except as set forth on Schedule 3.12(h), no event, circumstance or condition exists that would prevent or hinder Seller from unilaterally amending or terminating the Benefit Plans without penalty or liability.

(i)

No Acceleration.  Except as set forth on Schedule 3.12(i), the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) (i) result in any additional payment by Seller (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting (other than vesting of accrued benefits under any Benefit Plan intended to qualify under Section 401(a) of the Code, but solely to the extent such vesting is required in connection with a termination or partial termination of any such plan within the meaning of Section 411(d)(3) of the Code), distribution, increase in benefits or an obligation to fund benefits with respect to any employee of the Division, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of Seller or Purchaser to amend or terminate any Benefit Plan.

Section 3.13

Intellectual Property.

(a)

Identification.  Exhibit 2.1(e) contains a complete and accurate list of all patents, patent applications, copyright applications and registrations, trademarks, trade names, domain names, URLs, service marks, and related applications and registrations, and software and Licenses (including the Division Intellectual Property) used in or necessary for the operation of the Division (except for Excluded Assets and the Huffy marks licensed under the License Agreement).  Except as set forth on Schedule 3.13(a), Seller is not obligated to pay any royalties or make similar payments in respect of the Division Intellectual Property.  Except as set forth on Schedule 3.13(a), Seller is the owner of all right, title and interest in and to, or a licensee of, each component of the Division Intellectual Property free and clear of all Liens other than Permitted Liens.  Except for Licenses of a third party's Intellectual Property, Seller is the sole and exclusive owner, and is listed as the record owner of all applications and registrations (including patents) for Division Intellectual Property set forth on Schedule 2.1(e) and of the Huffy marks licensed under the License Agreement, and, to Seller’s Knowledge, all such applications and registrations (including patents) are valid, subsisting and in full force and effect.

(b)

No Infringement by Seller.  Except as set forth in Schedule 3.13(b) hereto, there is no infringement, misuse, misappropriation or other violation by Seller in connection with the Division (including its operation or products) Intellectual Property rights of any Person, and, during the last 36 months preceding the date of this Agreement, Seller has not received any written notice or Claim from any third party alleging any such infringement, misuse, misappropriation, or other violation or challenging Seller's ownership, use of, validity, enforcement, or registrability of, or right of Seller to use any Division Intellectual Property.  The Division Intellectual Property constitutes all the Intellectual Property used in or necessary to operate the business of the Division as of the Closing Date and thereafter, in the manner in which it is presently operated.

(c)

No Third Party Infringements.  Except as set forth on Schedule 3.13(c), to the Knowledge of Seller, no Person is infringing upon, misusing, misappropriating or otherwise violating any Division Intellectual Property.  Except as set forth in Schedule 3.13(c) hereto, Seller has not made any Claim in writing of a violation, infringement, misuse or misappropriation by any third party (including, without limitation, any employee or former employee of Seller) of its rights to, or in connection with any Division Intellectual Property, which Claim is still pending or has been pending during the 36 months preceding the date of this Agreement.  Except as set forth in Schedule 3.13(c) hereto, Seller has not entered into any Contract to indemnify any other Person against any charge of infringement of any Division Intellectual Property, other than indemnification provisions contained in purchase orders or Licenses arising in the ordinary course of business.

(d)

Proceedings.  Except as set forth in Schedule 3.13(d) hereto, there are no interferences, reexaminations, reissues, oppositions or cancellations, or other contested proceedings, either pending or, to the best Knowledge of Seller, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any Authority (foreign or domestic) relating to any pending application or registration with respect to the Division Intellectual Property.

(e)

No Restrictions.  There are no Orders, settlement agreements, co-existence agreements or other agreements restricting the registration or use of the Division Intellectual Property owned by Seller, and except as set forth in Exhibit 2.1(e), no third party has any rights to license or otherwise use any Division Intellectual Property.

(f)

Preservation of Rights.  Seller has taken all necessary and reasonable steps to protect and preserve the confidentiality of all Division trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and Seller.

Section 3.14

Customer Warranties.  Except as set forth on Schedule 3.14, there have been no pending, nor to the Knowledge of Seller, threatened, Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold or provided prior to the Closing Date by the Division that are not disclosed in the Financial Statements and that are not fully reserved against in the Financial Statements in accordance with GAAP.

Section 3.15

Products Liability.  Except as set forth in Schedule 3.15 hereto, during the 36 months preceding the date of this Agreement (a) there has been no Claim against or involving Seller or relating to any product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Division relating to or resulting from an alleged defect in design, manufacture, assembly, materials or workmanship of any product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Division or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the best Knowledge of Seller, none has been threatened nor is there any valid basis for any such Claim; (b) Seller has no Knowledge of any Occurrences with respect to any product designed, manufactured, assembled, shipped, sold or delivered by or on behalf of the Division; (c) with respect to the Division, Seller has not been required to undertake any Recall with respect to any product designed, manufactured, assembled or sold by Seller; and (d) Seller has not and is not contemplating, considering, studying and/or planning to undertake any voluntary or required Recall or other post-sale remedial action (e.g., post-sale warnings, retrofits, extended warranties) with respect to any product designed, manufactured, assembled, or sold by the Division.

Section 3.16

Environmental Matters.  Except as set forth on Schedule 3.16, with respect to the Division (a) for the past five years the Division has been and is in material compliance with all Environmental Laws as now existing; (b) no notice, demand, claim, request for information, Order, decree, complaint or other communication has been given to or served on Seller which is presently outstanding, from any entity, governmental body or individual claiming any violation of any Environmental Law as now existing or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources (and all of the foregoing is herein called an “Environmental Claim”), and, to Seller’s Knowledge, no basis for any such Claim exists; (c) no above ground or underground storage tanks are currently located on the Division’s Leased Real Property (or to Seller's Knowledge, due to any act of Seller, any properties formerly owned, leased or operated by the Division); (d) the soil, sediments, surface water and ground water of, under, or on the Division’s Leased Real Property are free from any Hazardous Material in concentrations in excess of any applicable Environmental Laws as now existing or that would require investigation or remediation if reported to the relevant Authority; (e) there has been no written environmental audit, study, assessment or investigation conducted within the past five years of the Division, the Division's properties, or any properties formerly owned, leased or operated by the Division, in the possession, custody or control of Seller, which have not been delivered to Purchaser prior to the date hereof; and (f) to Seller's Knowledge, there are no liabilities arising under or relating to any Environmental Law as now existing in connection with the Division.

Section 3.17

Accounts Receivable; Inventories.  The accounts receivable of the Division reflected in the Financial Statements and such additional accounts receivable of the Division as are reflected on the books of Seller on the date hereof or that will be reflected on the books of Seller as of the Closing are current, good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and GAAP and are consistent with prior practices).  All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, and, except as set forth in Schedule 3.17 hereto, deductions, setoffs or counterclaims and, except as set forth in Schedule 3.17 hereto, do not include any (a) deferred billing that is not yet invoiced or (b) estimated earnings on uncompleted projects.  Except as set forth in Schedule 3.17, the inventories of the Division reflected on the Financial Statements and held by Seller on the date hereof and included in the Acquired Assets do not include any items which are not usable or saleable in the ordinary course of business of the Division or which are obsolete or discounted items.  Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof) in accordance with GAAP.

Section 3.18

Insurance.  Schedule 3.18 contains a complete and correct list of all Policies maintained by Seller for the benefit of or in connection with the Acquired Assets or the Division.  Such Policies are in full force and effect, and all premiums due thereon have been paid.  Seller has complied in all material respects with the terms and provisions of such Policies.  Schedule 3.18 sets out, with respect to any Policy relating to the Division, (i) all material claims made by Seller under each such Policy during the one year period prior to the execution of this Agreement, (ii) how much of any deductible or self-insured retention has been used with respect to each such Policy, (iii) how much of each such Policy's aggregate limit has been used or against which there are claims, and (iv) any denials of coverage or reservation of rights letters received by Seller from any insurance carriers in connection with any insurance claims made by Seller relating to the Division, its operation, or products designed, manufactured, assembled, shipped, sold or distributed by the Division.

Section 3.19

Assets Necessary to the Operations of the Division.  Except as set forth in Schedule 3.19, the Acquired Assets constitute all of the assets and properties utilized to conduct the operations of the Division as presently conducted in all material respects.  All material Acquired Assets actively used in the normal operation of the Division are in reasonably good repair and operating condition (subject to normal wear and tear).  Following the Closing and assuming the Transition Services Agreement has been entered into, Purchaser shall be able to operate the Division in substantially the same manner as Seller did prior to the Closing.

Section 3.20

Related Party Arrangements.  No director, officer or employee of Seller or any of its Affiliates, has, directly or indirectly, any interest in any of the Acquired Assets and no officer or director of Seller or any of its Affiliates is a party to any Contract.

Section 3.21

Brokerage.  Except as set forth on Schedule 3.21, there are no Claims for brokerage commissions, investment banking or finders’ fees or expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or Contract binding upon Seller.

Section 3.22

Taxes.  Except as set forth on Schedule 3.22:

(a)

Seller (i) has filed (or has caused to be filed) with the appropriate Taxing Authorities, all income and other material Tax Returns relating to the Acquired Assets and the Division required to be filed by it, and all such Tax Returns are true and correct in all material respects, and (ii) has paid or made adequate provision in accordance with GAAP for the payment of all Taxes shown to be due and payable on such Tax Returns;

(b)

there is no action, suit, claim, assessment or audit pending or proposed in writing with respect to Taxes relating to the Division and the Acquired Assets; and

(c)

there are no Liens for Taxes upon the Acquired Assets, except for Liens for current Taxes not yet due and payable or Liens for Taxes being contested in good faith.

Section 3.23

Disclosure.  Neither this Agreement nor any of the schedules appended hereto contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller as follows as of the date hereof and as of the Closing Date:

Section 4.1

Corporate Organization, Etc.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

Section 4.2

Authorization, Etc.  Purchaser has full power and authority to enter into this Agreement and the agreements contemplated hereby to which Purchaser is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser and no other corporate proceedings are necessary to authorize this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.  This Agreement constitutes, and, as of the Closing, each of the other agreements contemplated hereby to be entered into by Purchaser shall constitute, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

Section 4.3

No Violation.  The execution, delivery and performance by Purchaser of this Agreement, and, as of the Closing, each of the other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by Purchaser, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by or in respect of, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of Purchaser or any applicable Regulation, Order or Contract to which Purchaser or any of its properties are subject.  Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

Section 4.4

Financial Capability.  Purchaser has the financial capability to pay at the Closing the Purchase Price in full, and to make all other payments contemplated hereunder and under the other agreements contemplated hereby.

ARTICLE V
COVENANTS OF SELLER

Until the Closing Date, except as otherwise consented to or approved by Purchaser in writing, Seller agrees that it shall act, or refrain from acting where required hereinafter, to comply with the following:

Section 5.1

Regular Course of Business.  Seller shall, as to the Division and its employees, without the written consent of Purchaser, (a) operate the Division diligently and in good faith, consistent with past management practices; (b) maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; (c) maintain (except for expiration due to lapse of time) all Contracts in effect without change except as expressly provided herein; (d) comply with the provisions of all Regulations and Orders applicable to the conduct of the business of the Division; (e) not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $50,000 individually or $200,000 in the aggregate, other than in connection with returns of inventory for credit or replacement in the ordinary course of business consistent with past practice; (f) not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business consistent with past practice or as required under any employment agreement or collective bargaining agreement; (g) maintain inventory, supplies and spare parts at customary operating levels consistent with current practices, and replace in accordance with past practice any inoperable, worn-out or obsolete assets with modern assets of comparable quality; (h) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements; (i) maintain in full force and effect the existence of all Division Intellectual Property and not license or assign any Division Intellectual Property except in the ordinary course of business consistent with past practice; (j) use its reasonable best efforts to preserve the goodwill and organization of the Division and its relationships with its customers, suppliers, distributors, employees and other Persons having business relations with it; (k) not take or omit to take any action that would require disclosure under Article III, or that would otherwise result in a breach of any of the representations, warranties or covenants made by Seller in this Agreement or in any of the agreements contemplated hereby; (l) not take any action or omit to take any action which act or omission would reasonably be anticipated to have a Material Adverse Effect; (m) not permit any Lease or other Acquired Asset to be mortgaged, pledged, hypothecated, transferred or otherwise encumbered by any Lien (except for Permitted Liens); (n) not cancel or materially amend any insurance policy; (o) not settle or agree to settle any litigation, action or proceeding relating to the Division other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $50,000; (p) not change any of the accounting principles used by the Division unless required by GAAP or applicable Regulation; and (q) not sell, transfer, lease to others or otherwise dispose of or, assign any rights under, any of the Acquired Assets, except for inventory sold in the ordinary course of business.

Section 5.2

Interim Financial Information.  Seller shall supply Purchaser with unaudited monthly operating statements of the Division within 30 days after the end of each month ending between the date hereof and the Closing Date, certified by the Division’s chief financial officer as having been prepared in accordance with procedures employed by Seller in preparing prior monthly operating statements and certifying that such financial statements were prepared in accordance with GAAP applied on a basis consistent with the Financial Statements.

Section 5.3

Full Access and Disclosure.  Seller shall afford Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by Purchaser reasonable access to the plants, properties, customers, books and records of the Division in order that Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Division.  Seller shall cause its officers, employees, counsel and auditors to furnish such additional financial and operating data and other information as Purchaser shall from time to time reasonably request regarding the Division and to make employees and officers available at reasonable times for discussions with Purchaser and its representatives regarding the operations of the Division.  From time to time prior to the Closing Date, Seller shall promptly supplement or amend information previously delivered to Purchaser, including the disclosure schedules delivered herewith, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed herein.  No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect on Purchaser’s indemnification rights provided for in Article XIII, or have any effect for the purpose of determining the satisfaction of the conditions set forth in Article IX or the compliance by Seller with any covenant set forth herein.

Section 5.4

Fulfillment of Conditions Precedent.  Seller shall use commercially reasonable efforts to obtain at its expense all waivers, Permits, consents, approvals or other authorizations from third Persons and Authorities as necessary to consummate the transactions contemplated hereby, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

Section 5.5

Estoppel Certificates.  Prior to the Closing, Seller shall use good faith and commercially reasonable efforts to obtain and deliver to Purchaser fully executed, estoppel certificates from the lessor (or sublessor, in the case of a sublease) under each Lease (a) certifying (except as otherwise provided in the certificate) (i) that such Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, (ii) that there are no defaults under such Lease nor any circumstance that, with the giving of notice or the passage of time, or both, would constitute a default thereunder by either party thereto, (iii) that no rent or additional rent, other than for the then current month, has been paid in advance, (iv) the current rent under such Lease, and (v) the term, commencement and expiration date of such Lease, including any renewal periods, or (b) in form and substance as required by the terms of any Lease.

ARTICLE VI
COVENANTS OF PURCHASER

Purchaser hereby covenants and agrees with Seller that:

Section 6.1

Confidentiality.  Except as may be required by law, Regulation or Order of an Authority of competent jurisdiction, Purchaser agrees that unless and until the transactions contemplated hereby have been consummated, Purchaser and its representatives, advisors and its Affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from Seller in connection with the transactions contemplated hereby, except any of the same which (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Purchaser and its representatives and advisors are bound); (b) was known to Purchaser prior to its disclosure to Purchaser as demonstrated by Purchaser’s written records; or (c) is disclosed to Purchaser by a third party that, to the Knowledge of Purchaser, is not subject to any duty of confidentiality to Seller prior to its disclosure to Purchaser by Seller.  Purchaser will use such data and information solely for the specific purpose of evaluating the transactions contemplated hereby.  If this Agreement is properly terminated, Purchaser and its Affiliates and their representatives and advisors will promptly return to Seller or destroy all such data, information and other written material (including all copies thereof) which has been obtained by Purchaser, and Purchaser will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom.  The provisions of this Section 6.1 shall supersede any confidentiality or similar Contract that may exist between Purchaser and Seller prior to the date hereof.

Section 6.2

Employee Matters.

(a)

General.  Effective on the Closing Date, Purchaser shall make offers of employment to all Division Employees who are members of the Division’s collective bargaining unit and who are employed by Seller immediately prior to the Closing Date (the "Bargaining Employees") subject to the terms and conditions of the Collective Bargaining Agreement (as defined herein) applicable to such employees.  Effective on the Closing Date, Purchaser shall offer employment, compensation, benefits and other terms comparable to those currently offered by Seller, to all Division Employees who are not members of collective bargaining unit and who are employed by Seller immediately prior to the Closing Date.  Those Division Employees referenced in the previous sentence who accept Purchaser's offer of employment and become employed by Purchaser are referred to in this Agreement as "Non-Bargaining Employees."  Nothing in this Section 6.2 shall prevent Purchaser from terminating the employment of any Non-Bargaining Employee at any time.  Purchaser shall be responsible for the following employment-related obligations: (i) compensation for services performed for Purchaser after the Closing Date (and related employment and withholding Taxes) with respect to the Non-Bargaining Employees, and (ii) all severance entitlements and other termination costs or entitlements due to or on behalf of any Non-Bargaining Employees resulting from the termination by Purchaser and its Affiliates of such individual's employment after the Closing Date.

(b)

Bargaining Employees.  Seller is a party to a collective bargaining agreement covering Bargaining Employees set forth on Schedule 3.11(f) (and which also constitutes a Contract) (the “Collective Bargaining Agreement”).  On and after the Closing Date, Purchaser agrees to assume the Collective Bargaining Agreement (including the Huffy Savings Plan for the Hourly-Rate Employees of Huffy Sporting Goods Division and the Huffy Pension Plan for the Hourly-Rate Employees of Huffy Sporting Goods Division (the "Plans") maintained under the Collective Bargaining Agreement) with respect to the performance of services by Bargaining Employees after the Closing Date who accept employment with Purchaser.  Seller shall retain all other obligations arising under such Collective Bargaining Agreement.

(c)

Non-Bargaining Employees.

(i)

As of the Closing Date, Purchaser shall provide each Non-Bargaining Employee with the opportunity to receive coverage under Purchaser's benefit plans.

(ii)

Following the Closing Date, Purchaser shall provide Non-Bargaining Employees with employee benefits that are in the aggregate substantially equivalent to, and no less favorable than, those provided to such similarly situated employees of Purchaser.

(iii)

To the extent it is relevant for purposes of eligibility or vesting under any employee Benefit Plan, program, or arrangement or entitlement to leave benefits (including, but not limited to, sick leave, personal leave and parental leave for the Non-Bargaining Employees) established or maintained by Purchaser for the benefit of Non-Bargaining Employees, Purchaser shall credit such employees under such plan, program or arrangement or entitlement for service on or prior to the Closing with Seller and its Affiliates or related entities as service with Purchaser.

Section 6.3

Nonsolicitation.  Except pursuant to Section 6.2 for a period of 36 months following the Closing Date neither Purchaser nor any Subsidiary of Purchaser or Person under common ownership thereof shall in any capacity, either separately, jointly, or in association with others, directly or indirectly, offer, employ or seek to employ any Person who is then employed by Seller or any Subsidiaries of Seller (or who was so employed at any time within the year prior to the date Purchaser employs or seeks to employ such Person) or in any way encourage any such employees to leave their employment with Seller or any of its Subsidiaries; provided that the foregoing shall not apply to (i) persons who are hired as a result of the use of a general solicitation (such as an advertisement) not specifically directed to such persons or (ii) any retired or terminated employees of the Division (the "Former Division Employees").

ARTICLE VII
OTHER AGREEMENTS

The parties further agree as follows:

Section 7.1

Agreement to Defend.  In the event any action, suit, proceeding or investigation of the nature specified in Section 9.4 or Section 10.2 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use commercially reasonable best efforts to defend against and respond thereto.

Section 7.2

Further Assurances.  Subject to the terms and conditions of this Agreement, the parties hereto shall use their commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations and Orders to consummate and make effective as promptly as possible the transactions contemplated by this Agreement and the agreements contemplated hereby, and to cooperate with each other in connection with the foregoing, including without limitation using their commercially reasonable efforts (a) to obtain all necessary waivers, consents, and approvals from other parties to the assignment of the Contracts (including any Licenses entered into with the NBA or the NCAA); (b) to obtain all necessary Permits, consents, approvals and authorizations as are required to be obtained under any Regulation or Order; (c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (d) to effect all necessary registrations and filings including, but not limited to, submissions of information requested by Authorities; and (e) to fulfill all conditions to the obligations of the parties under this Agreement.  Purchaser and Seller each further covenants and agrees that it shall use its respective commercially reasonable efforts to prevent, with respect to a threatened or pending preliminary or permanent injunction or other Regulation or Order the entry, enactment or promulgation thereof, as the case may be.

Section 7.3

No Solicitation or Negotiation.  Seller agrees that, except as may be required by applicable law, until the date this Agreement is terminated or until the Closing, it shall not, directly or indirectly, through any officer, director, agent or representative of it or its Subsidiaries, Affiliates or otherwise, (a) submit, solicit, initiate, encourage or discuss (including by way of furnishing any non-public information) any bid, proposal or offer from any Person, enter into any contract, agreement or understanding or accept any offer relating to or to consummate any transfer of assets of the Division (other than a purchase or sale of inventory and worn-out or obsolete assets in the ordinary course of business consistent with past custom and practice and in accordance with the terms of this Agreement); or any similar transaction or business combination involving the Division or its assets; nor shall Seller engage in discussions or negotiations with any Person other than Purchaser with respect to, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing, or accept any competing offer or proposal prior to the expiration of the period described in this Section 7.3; provided however, nothing herein shall limit or restrict in any way Seller from communicating with its legal, accounting and other professional advisors or lenders for the purpose of facilitating the transactions contemplated by this Agreement.  Seller shall notify Purchaser immediately if prior to the Closing or the termination of this Agreement, any Person makes any proposal, offer, inquiry or contact to Seller or, to Seller’s Knowledge, any other Person for the purpose of effectuating one or more of the foregoing transactions and promptly provide Purchaser a copy of any such proposal received in writing or a written summary of any other proposal made orally.

Section 7.4

Deliveries After Closing.  From time to time after the Closing, at Purchaser’s request and without further consideration from Purchaser, Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as Purchaser reasonably may require to convey, transfer to and vest in Purchaser and to put Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

Section 7.5

Noncompetition and Nonsolicitation.

(a)

Noncompetition.  During the Noncompetition Period, neither Seller nor any Subsidiary, or any Person under common ownership with Seller, shall directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any Person, (i) engage in the business of manufacturing, marketing or selling products which are competitive with the products manufactured, marketed or sold by the Division as of the Closing Date; provided, however, that the record or beneficial ownership by Seller of 5% or less of the outstanding publicly traded capital stock of any such Person for investment purposes only shall not be deemed to be in violation of this Section 7.5 so long as Seller or any Subsidiary of Seller or any Person under common ownership with Seller, or any of their respective executive officers and directors is not an officer, director, employee or consultant of such Person; or (ii) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, consultant, agent, lessor, supplier, customer or any other Person which has a business relationship with the Division, or with Purchaser or its Affiliates, at any time during the Noncompetition Period, to discontinue or reduce or modify the extent of such relationship with the Division.

(b)

Nonsolicitation.  During the Nonsolicitation Period, neither Seller nor any Subsidiary or Person under common ownership thereof shall in any capacity, either separately, jointly or in association with others, directly or indirectly offer, employ or seek to employ any Person or agent who is then employed by the Division or by Purchaser or its Affiliates (or who was so employed at any time within the year prior to the date Seller employs or seeks to employ such Person) or in any way encourage any such employees to leave their employment with Purchaser or its Subsidiary or Person under common control therewith; provided, that the foregoing shall not apply to persons who are hired as a result of the use of a general solicitation (such as an advertisement) not specifically directed to such persons.

(c)

If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable law.  Seller acknowledges, however, that this Section 7.5 has been negotiated by the parties and that the geographical and time limitations, as well as the limitations on activities, are reasonable in light of the circumstances pertaining to Seller and Purchaser.

(d)

Definitions.  For the purposes of this Section 7.5(d):

(i)

“Noncompetition Period” means the period commencing on the Closing Date and ending 5 years after the Closing Date.

(ii)

“Nonsolicitation Period” means the period commencing on the Closing Date and ending 3 years after the Closing Date.

Section 7.6

Public Releases.  Purchaser and Seller shall agree with one another as to the form and substance of any press releases related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party hereto from making any disclosure which it deems necessary in light of applicable Regulations or stock exchange regulations.

Section 7.7

Transfers Not Effected as of Closing.  This Agreement shall not be deemed to require the conveyance, assignment or transfer of any Acquired Asset that by its terms or by operation of applicable Regulations cannot be freely conveyed, assigned, transferred or assumed.  To the extent the parties hereto have been unable to obtain any governmental or any third party consents or approvals required under applicable Regulations for the transfer of any Acquired Asset and to the extent not otherwise prohibited by the terms of any Acquired Asset, Seller shall continue to be bound by the terms of such applicable Acquired Asset and Purchaser shall pay, perform and discharge fully all of the obligations of Seller thereunder from and after the Closing to the extent that the corresponding benefit is received.  Seller shall, without consideration therefor, pay, assign and remit to Purchaser promptly all monies, rights and other consideration received in respect of such performance.  Seller shall exercise or exploit its rights in respect of such Acquired Assets only as reasonably directed by Purchaser and at Purchaser's expense.  For not more than 180 days following the Closing Date, the parties hereto shall continue to use their commercially reasonable efforts to obtain all such unobtained consents or approvals required to be obtained by it at the earliest practicable date.  If and when any such consents or approvals shall be obtained, then Seller shall promptly assign its rights and obligations thereunder to Purchaser without payment of consideration and Purchaser shall, without the payment of any consideration therefor, assume such rights and obligations.  The parties shall execute such good and sufficient instruments as may be necessary to evidence such assignment and assumption.

Section 7.8

License Agreement.  At the Closing, Purchaser and Seller shall execute and deliver a license agreement, substantially in the form of the agreement attached hereto as Exhibit A (the "License Agreement").

Section 7.9

Transition Services.  At the Closing, Purchaser and Seller shall execute and deliver a transition services agreement, substantially in the form of the agreement attached hereto as Exhibit B (the "Transition Services Agreement").

Section 7.10

Confidentiality.  Seller acknowledges that confidential information relating to the Division, including, without limitation, the operations, business, assets and liabilities of the Division, in its possession is a valuable asset and covenants that it will not use, after the Closing, any such confidential information or disclose any such confidential information to any Person for any reason whatsoever, unless such information (a) is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Seller and its representatives and advisors are bound), (b) is disclosed to Seller by a third party that, to the Knowledge of Seller, is not subject to any duty of confidentiality to Purchaser prior to its disclosure to Seller or (c) is required by any law, Regulation or Order of any Authority of competent jurisdiction to be disclosed.

Section 7.11

Maintenance of Books and Records; Access to Employees.

(a)

Each of the parties hereto shall preserve, until at least the seventh anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Division.  After the Closing Date and up until at least the seventh anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (x) provide to the requesting party or its representatives reasonable access to such records (to the extent such records relate to the Division) during normal business hours and (y) permit the requesting party or its representatives to make copies of such records (to the extent such records relate to the Division), at the sole cost and expense of the requesting party or its representatives.  Such records may be sought under this Section 7.11 for any reasonable purpose, including, without limitation, to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure, administration of liabilities of the Division or other similar needs of the party seeking such records.  Notwithstanding the foregoing, any and all such records may be destroyed by a party if such destroying party sends to the other party written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the 60th day following such notice unless the other party notifies the destroying party that such other party desires to obtain possession of such records, in which event the destroying party shall transfer the records to such requesting party and such requesting party shall pay all reasonable expenses of the destroying party in connection therewith.

(b)

Purchaser agrees that upon reasonable prior notice it shall make available to Seller the services of employees of the Division, as reasonably requested by Seller, to assist Seller in administering, or defending against, any liabilities or purported liabilities of the Division relating to periods prior to the Closing, to the extent such assistance does not unreasonably interfere with the job duties and responsibilities of any such employee.  Seller shall be responsible for all out-of-pocket costs incurred by Purchaser or the applicable employee in connection with the provision of the assistance contemplated in this Section 7.11(b), including, without limitation, travel, food and lodging expenses.

Section 7.12

Funds Received for the Account of the Other Party.

(a)

Seller agrees that from and after the Closing, Purchaser shall have the right and authority to collect for its own account all accounts receivable of the Division and to endorse with the name of Seller or the Division any checks or drafts received with respect to any such accounts receivable.

(b)

To the extent that after the Closing Seller or any of its Affiliates receives any funds relating to the payment of accounts receivable of the Division or which otherwise are designated by the third party delivering such funds as the property of Purchaser or the post-Closing Division, and to the extent that after the Closing Purchaser or any of its Affiliates receives any funds which relate to the payment of accounts receivable of businesses of Seller other than the Division or which otherwise are designated by the third party delivering such funds as the property of Seller or its affiliates (and which do not relate to the post-Closing Division or accounts receivable of the Division), then such receiving party shall cause such payment to be held in trust for the sole benefit of the other party.  For a period of one year from the date hereof, in the event that either party receives a payment from a customer that cannot be identified, the recipient shall inquire of the customer as to the application thereof and, lacking a response, the payment shall be applied to the oldest outstanding undisputed invoice of that customer.  On the first Business Day after each weekly anniversary of the Closing, starting on the first Business Day after the one week anniversary of the Closing, the parties will inform each other of the amount of funds received by such party for the account of the other party.  To the extent that Purchaser received a greater amount of funds for the account of Seller than Seller received for the account of Purchaser during a given one week period, Purchaser shall promptly remit an amount equal to such excess in immediately available funds to an account designated by Seller, and to the extent that Seller received a greater amount of funds for the account of Purchaser than Purchaser received for the account of Seller during a given one week period, Seller shall promptly remit an amount equal to such excess in immediately available funds to an account designated by Purchaser.

(c)

Seller acknowledges and agrees that, to the extent a customer or other third party reduces the amount of a payment it makes to Purchaser due to a deduction it takes with respect to pre-Closing matters or actions involving Seller, including, but not limited to, deductions relating to the return of products sold prior to the Closing or deductions relating to pre-Closing period allowances, Seller shall reimburse Purchaser for the amount of such reduction.  Purchaser acknowledges and agrees that, to the extent a customer or other third party reduces the amount of a payment it makes to Seller due to a deduction it takes with respect to post-Closing matters or actions involving Purchaser, including, but not limited to, deductions relating to the return of products sold after the Closing or deductions relating to post-Closing period allowances, Purchaser shall reimburse Seller for the amount of such reduction.  In connection with the foregoing, within 15 days after the end of each calendar month after the Closing, each party shall, in accordance with Section 15.3, inform the other party of the amounts, if any, that such party did not receive from customers and other third parties due to deductions taken as contemplated by the immediately preceding two sentences, together with appropriate documentation regarding such reductions, and the other party shall, within five Business Days of the receipt of such information, remit an amount equal to such aggregate deductions in immediately available funds to an account designated by the party incurring such reductions.

Section 7.13

NBA License.  Seller acknowledges that, in connection with obtaining the consent of NBA Properties, Inc. (the “NBA”) to the transfer of the Retail Product License Agreement, effective August 1, 2001, between the Huffy Sports Company, a division of Seller, and the NBA (as amended, the “NBA License”), to Purchaser as contemplated by this Agreement, the NBA may require Purchaser to guarantee the payment by Seller of certain obligations of Seller to the NBA under the NBA License (the “Seller Guarantee”), and Seller agrees that, in the event Purchaser makes any payments to the NBA pursuant to the Seller Guarantee, it shall promptly (and no later than three Business Days after payment by Purchaser to the NBA), reimburse Purchaser for all amounts paid by Purchaser to the NBA pursuant to the Seller Guarantee (the “Seller Guarantee Payment”); provided, however, that in the event that Seller fails to so reimburse Purchaser within such three Business Day period, then the amount owed by Seller hereunder with respect to such Seller Guarantee Payment shall incur an interest penalty at an annual rate of 10% from the date which is three Business Day’s after the date that Purchaser paid the Seller Guarantee Payment to the NBA until the date that Seller pays to Purchaser an amount equal to the sum of such Seller Guarantee Payment plus the amount of such interest penalty.

Section 7.14

Former Division Employees.  Seller agrees that, in the event that Purchaser informs Seller that it wants to hire any Former Division Employee, and such Former Division Employee has any non-compete obligation to Seller or any of its Affiliates which would prohibit him or her from working for Purchaser in the Division after the Closing, Seller shall promptly agree to appropriate amendments to such non-compete obligation to allow such Former Division Employee to work for Purchaser, but only with respect to goods that are in the same product line or of the same product type as the products sold by the Division as of the date hereof or as of the Closing.

Section 7.15

Insurance Coverage.  To the extent that after the Closing Seller maintains policies of insurance providing general liability and product liability coverage for Pre-Closing Product Claims, Seller shall use commercially reasonable efforts to cause Purchaser to be listed as an additional insured under those policies of insurance with respect to all Pre-Closing Product Claims.

Section 7.16

Operation of Websites.  To the extent that after the Closing Purchaser operates a website that advertises any product of the Division, Purchaser shall include a disclaimer on such website that the website is not operated by Seller or any of its Affiliates.

Section 7.17

Labeling.  Purchaser shall continue to label each product (or the related packaging for such product) distributed by the Division in a manner consistent with current practice or in a manner that indicates that such product was manufactured after the Closing Date.

Section 7.18

Golf Products.  Purchaser shall use its commercially reasonable efforts to transfer to Seller all inventory, supplies, tooling, equipment and other tangible assets of the Division’s golf putting greens and golf training aids business that Purchaser obtains possession of at the Closing in connection with the transactions contemplated hereby, and Seller shall promptly reimburse Purchaser for all of the expenses incurred by Purchaser in connection with effecting such transfer(s).

Section 7.19

Trademarks.  Seller agrees that following the Closing, Purchaser and its Affiliates shall have the right to use all materials, forms, supplies, stationary, packaging and other items that are Acquired Assets that have the “Huffy” trademark (collectively, the “Huffy Materials”) until the Huffy Materials are exhausted or destroyed by Purchaser and its Affiliates, and following the Closing, Purchaser shall use commercially reasonable efforts to exhaust or destroy any Huffy Materials and shall not, and shall instruct its employees not to, re-order any Huffy Materials.  Purchaser agrees that all such materials ordered by Purchaser following the Closing Date shall bear marks owned by Purchaser or licensed by Purchaser under the License Agreement.

Section 7.20

Royalties.  The parties acknowledge and agree that the specific line items of "Additional Expenses" relating to royalties owed by Seller under license agreements and set forth on Exhibit 2.8 attached hereto represent the parties' good faith estimate of amounts owed by Seller under such license agreements as of the Closing Date.  Accordingly, Purchaser shall inform Seller in writing of the actual amount owed by Seller as of the Closing Date under each such license agreement promptly after such amount is finally determined in accordance with the terms of the applicable license agreement, and shall also provide Seller written information showing in reasonable detail how such amount was finally determined.  If the actual amount owed by Seller under any such license agreement is greater than the amount reflected for such license agreement on Exhibit 2.8 attached hereto, then Seller shall promptly remit to Purchaser, by wire transfer of immediately available funds to an account designated by Purchaser, the amount of such excess, and if the actual amount owed by Seller under any such license agreement is less than the amount reflected for such license agreement on Exhibit 2.8 attached hereto, then Purchaser shall promptly remit to Seller, by wire transfer of immediately available funds to an account designated by Seller, the amount of such shortfall.

ARTICLE VIII
[Intentionally left blank]

ARTICLE IX
CONDITIONS TO THE OBLIGATIONS OF PURCHASER

Each and every obligation of Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Purchaser:

Section 9.1

Representations and Warranties; Performance.  Each of the representations and warranties of Seller contained in Article III and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, Seller, to Purchaser, shall be true and correct in all material respects (in the case of any representation or warranty without any materiality, Material Adverse Effect or Material Adverse Change qualification) and in all respects (in the case of any representation or warranty with any materiality, Material Adverse Effect or Material Adverse Change qualification) when made and on the Closing Date as if made at and as of such time, except if made only as of a specified date.  Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; provided, however, that for purposes of this Section 9.1, the representations contained in Section 3.16 regarding "Environmental Laws as now existing" shall instead be deemed to read "Environmental Laws as existing on the Closing Date".  An officer of Seller shall have delivered to Purchaser a certificate (which shall be addressed to Purchaser and its lenders), dated the Closing Date, in substantially the form of Exhibit 9.1 attached hereto, certifying to the foregoing.

Section 9.2

Consents and Approvals.  Purchaser shall have obtained all Permits set forth on Schedule 3.10(b)(ii).

Section 9.3

No Material Adverse Change.  There shall have been no Material Adverse Change since the date of this Agreement.  Purchaser shall have received certificates (which shall be addressed to Purchaser and its lenders), dated the Closing Date, of the president and chief financial officer of Seller in substantially the form of Exhibit 9.3 attached hereto, certifying to the foregoing.

Section 9.4

No Proceeding or Litigation.  No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

Section 9.5

Accounting Matters.  Purchaser shall have received a certificate, dated the Closing Date, of Seller’s chief financial officer in form and substance satisfactory to Purchaser, as to the accuracy of the Financial Statements in substantially the form of Exhibit 9.5 attached hereto.

Section 9.6

Condition of Assets.  The Acquired Assets shall not have been damaged or destroyed, prior to the Closing Date, by fire or other casualty, whether or not fully covered by insurance, in an aggregate amount exceeding $500,000.

Section 9.7

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Purchaser and Purchaser’s counsel, and Seller shall have made available to Purchaser for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of Division that Purchaser may reasonably request in connection with said transaction.

Section 9.8

Secretary’s Certificate.  Purchaser shall have received a certificate, duly executed by the secretary of Seller, dated the Closing Date, as to the charter and bylaws of Seller, the resolutions adopted by the directors of Seller, respectively, in connection with this Agreement, and the incumbency of certain officers of Seller in substantially the form of Exhibit 9.8 attached hereto.

Section 9.9

Creditor Consents.  Seller’s secured creditors shall provide at Closing such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by Purchaser and its lenders to release all Liens on the Acquired Assets in favor of such creditors on the Closing Date.

Section 9.10

Certain Third Party Consents.  Seller shall have obtained and delivered to Purchaser, in form and substance satisfactory to Purchaser, a consent to assignment of each third party listed on Exhibit 9.10 attached hereto, and such consents shall be in full force and effect.

Section 9.11

Certificate of Non-Foreign Status.  Seller shall have executed and delivered to Purchaser a certificate of non-foreign status as provided in Treasury Regulations Section 1.1445-2(b).

Section 9.12

Other Documents.  Seller shall have furnished Purchaser with such other and further documents and certificates, including certificates of each of Seller’s officers and others, as Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

ARTICLE X
CONDITIONS TO THE OBLIGATIONS OF SELLER

Each and every obligation of Seller under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Seller:

Section 10.1

Representations and Warranties; Performance.  Each of the representations and warranties of Purchaser contained in Article IV and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, Purchaser to Seller, shall be true and correct in all material respects (in the case of any representation or warranty without any materiality, Material Adverse Effect or Material Adverse Change qualification) and in all respects (in the case of any representation or warranty with any materiality, Material Adverse Effect or Material Adverse Change qualification) when made and on the Closing Date as if made at and as of such time, except where made only as of a specified date.  Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.  The General Counsel of Purchaser shall have delivered to Seller a certificate, dated the Closing Date, in the form designated Exhibit 10.1 hereto, certifying to the foregoing.

Section 10.2

No Proceeding or Litigation.  No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

Section 10.3

Secretary’s Certificate.  Seller shall have received a certificate, duly executed by the secretary of Purchaser, dated the Closing Date, as to the charter and bylaws of Purchaser, the resolutions adopted by the directors of Purchaser in connection with this Agreement, respectively, in connection with this Agreement, in substantially the form of Exhibit 10.3 attached hereto.

ARTICLE XI
CLOSING

Section 11.1

Closing.  Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article XII hereof, a closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on the second Business Day after the day on which all of the conditions set forth in Articles VIII, IX and X are satisfied or waived, or on such other date (the “Closing Date”) and at such location as is mutually agreed-upon by Purchaser and Seller.

ARTICLE XII
TERMINATION AND ABANDONMENT

Section 12.1

Methods of Termination.  This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

(a)

by mutual consent of Purchaser and Seller;

(b)

by Purchaser or Seller if the transactions contemplated by this Agreement are not consummated on or before September 1, 2004; provided that if any party has breached or defaulted with respect to its obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 12.1(b), and the other party to this Agreement may at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable Regulation;

(c)

by Purchaser in the event that Seller has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect (or, with respect to any representation or warranty qualified by terms such as “material,” “Material Adverse Effect” or "Material Adverse Change," in any respect), Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of fifteen days after the notice of breach; provided, however, that for purposes of this Section 12.1(c), the representations contained in Section 3.16 regarding "Environmental Laws as now existing" shall instead be deemed to read "Environmental Laws as existing on the date of Seller's breach of such representations;"

(d)

by Seller in the event that Purchaser has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect (or, with respect to any representation or warranty qualified by terms such as “material” or “material adverse effect”, in any respect), Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of fifteen days after the notice of breach; or

(e)

by either Seller or Purchaser if consummation of the transactions contemplated hereby would violate any nonappealable final Order of any Authority having competent jurisdiction or if any Authority has taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such action shall be final and nonappealable.

Section 12.2

Procedure Upon Termination.  If this Agreement is terminated as provided herein:

(a)

each party shall either destroy or redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b)

all information received by any party hereto with respect to the business of any other party (other than information that was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which any party and its representatives and advisors are bound); was known to a party prior to its disclosure to such party as demonstrated by such party's written records; or is disclosed to a party by a third party that, to the knowledge of the receiving party, is not subject to any duty of confidentiality to Seller or Purchaser, as applicable, prior to its disclosure to such party) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

(c)

this Section 12.2, Section 6.1, Section 15.5 and Section 15.13 shall survive termination of this Agreement for any reason, and other than as provided in this Article XII, no non-breaching party hereto shall have any liability or further obligation to any other party to this Agreement, provided, however, that if such termination shall result from the willful (i) refusal of either party to take the necessary actions to fulfill a condition to the performance of the obligations of the other party, (ii) refusal to perform a covenant or agreement contained in this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach.

ARTICLE XIII
INDEMNIFICATION

Section 13.1

Survival.  All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date until all obligations set forth therein shall have been performed and satisfied notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto as follows: (a) the representations and warranties in Section 3.1 (Corporate Organization, Etc.), Section 3.2 (Authorization, Etc.), Section 3.3 (No Violation), Section 3.8 (Title and Related Matters), Section 3.22 (Taxes) (up to 90 days following the expiration of the applicable statute of limitations) and their related schedules shall survive indefinitely and not terminate; (b) all other representations and warranties in this Agreement and their related schedules or in any of the written statements, certificates or other items prepared and delivered hereunder or to induce the consummation of any of the transactions contemplated hereby, shall terminate upon the expiration of the twelve-month period commencing on the Closing Date; and (c) covenants shall survive in accordance with their terms; provided that the representations, warranties, covenants and indemnities for which an indemnification Claim shall be pending as of the end of the applicable period referred to herein shall survive with respect to such Claim until the final disposition thereof.  The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party.

Section 13.2

Limitations.

(a)

Representations, Warranties, Covenants and Agreements.  Absent fraud, after the Closing, the aggregate amount of indemnifiable damages for which Seller shall be liable with respect to breaches of the representations and warranties made by Seller in Article III shall not exceed $1,000,000 (other than for fraud or willful breaches of representations and warranties).  Absent fraud, or willful breaches of representations, warranties, covenants or agreements, Purchaser acknowledges and agrees that the exclusive source of any amounts determined to be payable to Purchaser Indemnified Parties under Section 13.3(a) shall be the Holdback Amount.

(b)

Purchaser’s Failure to Close.  In the event the transactions contemplated hereby are not consummated as a result of a breach hereunder by Purchaser, or Purchaser is otherwise liable for indemnification to Seller pursuant to this Agreement, the maximum aggregate amount of indemnifiable damages for which Purchaser shall be liable for hereunder shall equal $1,000,000.  The parties hereto agree that such amount is a fair estimate of the maximum amount of Seller’s potential damages, is an adequate remedy at law, and hereby agree not to assert any Claim in excess of such amount or a Claim for equitable relief.

(c)

Basket.  Neither party shall be required to indemnify the other party under Section 13.3(a) and Section 13.4(a) with respect to misrepresentations and breaches of warranties until the indemnifiable damages, individually or in the aggregate, exceed $200,000 (the “Basket”), at which point such indemnifying party shall be responsible for all indemnifiable damages that may arise in excess of the Basket.

(d)

Offsets.  Indemnification Claims shall be reduced, by and to the extent, that an indemnitee shall receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification Claim by such indemnitee provided that the availability of such proceeds for any indemnification Claim shall not be a defense to such Claim or be utilized as a means of delaying indemnification payments hereunder.

Section 13.3

Indemnification by Seller.  Seller shall indemnify Purchaser and its officers, directors, employees, shareholders, representatives, advisors and agents (collectively, the "Purchaser Indemnified Parties") and hold each of them harmless, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) of any kind or nature, whether known or unknown, whether fixed, accrued, absolute or contingent, and whether liquidated or unliquidated ("Damages") resulting from, or in respect of, any of the following:

(a)

Subject to the limitations in Section 13.1 and Section 13.2, any misrepresentation, breach of warranty, or non fulfillment of any obligation or breach of covenant or other agreement on the part of Seller under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, exhibit, other contract or instrument delivered by Seller hereunder; provided, however, that for purposes of this Section 13.3, the representations contained in Section 3.16 which are made as of the Closing Date regarding "Environmental Laws as now existing" shall instead be deemed to read "Environmental Laws as existing on the Closing Date".

(b)

Any and all liabilities, other than Assumed Obligations.

(c)

Any failure of Seller to have good, valid and marketable title to the Acquired Assets, free and clear of all Liens, Claims and Orders.

(d)

Any Claim for transaction costs and expenses.

(e)

All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

Section 13.4

Indemnification by Purchaser.  Purchaser shall indemnify Seller and hold it harmless, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

(a)

Subject to the limitations in Section 13.1 and Section 13.2, any misrepresentation, breach of warranty or non-fulfillment of any obligation or breach of covenant or other agreement on the part of Purchaser under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, exhibit, other Contract or instrument delivered by Purchaser hereunder.

(b)

The Assumed Obligations.

(c)

Any and all Claims, obligations or liabilities of any kind arising out of or relating to the operation of the Division on or after the Closing Date.  For the avoidance of doubt, Claims, obligations or liabilities that arise after the Closing Date but are based upon events, occurrences, actions, omissions, or conditions created or in existence prior to the Closing Date, including, but not limited, the release of Hazardous Materials at any of the Division's properties prior to the Closing Date or violations of applicable Environmental Law prior to the Closing Date, are not subject to this paragraph (c) and, unless such matters fall within the definition of "Assumed Obligations", are subject to the indemnity provided by Seller pursuant to Section 13.3 above.

(d)

All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

Section 13.5

Third Party Claims.

(a)

The following procedures shall be applicable with respect to indemnification for third party Claims.  Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the “Indemnitee”) of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the “Indemnitor”) is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings; provided, however, that the failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been materially prejudiced as a result of such failure.  The Indemnitor shall have the exclusive right to defend such claims with reputable counsel of its choosing as long as such counsel is reasonably satisfactory to the Indemnitee (and the firms of Dinsmore & Shohl LLP and Howrey, Simon, Arnold & White LLP are hereby conclusively deemed to be “reputable counsel” and to be reasonably satisfactory to Indemnitor), by assuming the defense of such action by so agreeing in writing within ten Business Days of transmittal of written notice of the Claim by the Indemnitee.

(b)

The Indemnitor and the Indemnitee shall cooperate in the defense of any third party Claims.  In the event that the Indemnitor assumes or participates in the defense of such third party Claim as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonably necessary to defend such third party Claim in a timely manner.  If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article XIII.  No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim.  In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume as provided above, the Indemnitee shall have the full right to defend such Claim.

(c)

Prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a Final Determination holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld or delayed; provided however, that no written approval is required from the Indemnitor as to any third party Claim (i) that results solely in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) that settles liabilities, or portions thereof, that are not subject to indemnification hereunder; or (iii) is for an amount of less than $25,000 but no more than $100,000 in the aggregate.

(d)

An Indemnitee shall have the right to employ its own counsel in any case and to participate in the defense of any third party Claim and the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim; (ii) the Indemnitor shall not have employed counsel in the defense of such Claim after ten Business Days notice; or (iii) such Indemnitee shall have been advised by the counsel theretofore provided by the Indemnitor that such counsel has a conflict of interest in its continued representation of the Indemnitee; in any of the foregoing events such fees and expenses shall be borne by the Indemnitor.

Section 13.6

Claims that are not Third Party Claims.  The following procedures shall be applicable with respect to Claims for indemnification that do not involve third party Claims. An Indemnitee seeking indemnification hereunder with respect to a Claim that is not a third party Claim shall deliver to the Indemnitor written notice (a) stating the estimated amount of Damages and (b) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.  If an Indemnitor does not deliver a written notice to the Indemnitee of its good faith dispute of such Claim within 30 days of the receipt of a written notice for indemnification that complies with the immediately preceding sentence, or there has been a Final Determination of the amount of Damages relating to such disputed matter within such 30 day period, then the Indemnitor shall be deemed to have accepted the validity of such claim for indemnification and the amount of Damages set forth in such written notice.  If the Indemnitor delivers a written notice to the Indemnitee of its good faith dispute of a Claim (a "Disputed Claim") for indemnification within 30 days of the receipt of a written notice for indemnification given in accordance with this Section 13.6(a), then the Indemnitor will not be required to pay the Indemnitee any amounts in dispute for indemnification with respect to such Disputed Claim, or be deemed for purposes of this Article XIII to have agreed to a reduction in the portion of the Holdback Amount that Purchaser is otherwise required to deliver to Seller pursuant to Section 13.7, until (a) the Indemnitor and the Indemnitee reach agreement regarding such Disputed Claim or (b) there has been a Final Determination of the amount of Damages relating to such Disputed Claim.

Section 13.7

Payments by Purchaser.  Promptly after the resolution of a Disputed Claim as set forth in Section 13.6, the amount finally determined to be due from Purchaser to Seller, if any, shall be paid by Purchaser to Seller in immediately available funds within ten days of such dispute resolution.  In the event Purchaser fails to pay Seller the amount of such indemnification Claim within such ten day period Purchaser shall pay Seller interest on the amount of such indemnification Claim at a rate of 6% per annum, compounded monthly from the date of the original written notice of such indemnification Claim until the indemnification Claim is paid in full.

Section 13.8

Holdback by Purchaser.

(a)

On the third Business Day after the expiration of the Indemnity Period, Purchaser shall deliver by wire transfer to an account designated by Seller, in immediately available funds, an amount (if such amount is a positive number) equal to the Holdback Amount, less the sum of (i) the amount, if any, determined to be deductible from the Holdback Amount pursuant to Section 2.8(f), (ii) the amount of Damages incurred by Purchaser Indemnified Parties and finally determined to be indemnifiable pursuant to this Article XIII (whether due to third party Claims or Claims that are not third party Claims), and (iii) the aggregate amount, if any, of Damages claimed in written notices for indemnification delivered by Purchaser to Seller in accordance with this Article XIII and prior to the expiration of the Indemnity Period, to the extent such claims for indemnification have not been finally resolved pursuant to the provisions of Sections 13.5 and 13.6 prior to the expiration of the Indemnity Period (each such claim, a "Pending Claim").  To the extent that at any time after the expiration of the Indemnity Period a Pending Claim is finally resolved pursuant to the provisions of Sections 13.5 and 13.6, then Purchaser shall promptly deliver by wire transfer to an account designated by Seller, in immediately available funds, an amount (if such amount is a positive number) equal to the Holdback Amount, less the sum of (i) the amounts, if any, previously remitted to Seller pursuant to the first sentence of this Section 13.8(a) and/or this second sentence of this Section 13.8(a), (ii) the amount, if any, determined to be deductible from the Holdback Amount pursuant to Section 2.8(f), (iii) the amount of Damages incurred by Purchaser Indemnified Parties and finally determined to be indemnifiable pursuant to this Article XIII, and (iv) the aggregate amount, if any, of Damages claimed in connection with outstanding Pending Claims.

(b)

Seller acknowledges and agrees that any portion of the Holdback Amount that is determined pursuant to clause (i) or (ii) of the first sentence of Section 13.8(a), or pursuant to clause (iii) of the second sentence of Section 13.8(a), to be deductible from the amount of the Holdback Amount that is otherwise required to be delivered by Purchaser to Seller hereunder, is the sole property of Purchaser and Seller shall have no interest therein.

Section 13.9

Adjustment to Purchase Price.  All payments made after the Closing Date pursuant to this Agreement (other than amounts paid by Purchaser to Seller for transition services under the Transition Services Agreement) shall be treated as adjustments to the Purchase Price for all Tax purposes.

ARTICLE XIV
TAX MATTERS

Section 14.1

Allocation of Taxes.

(a)

All Taxes and Tax liabilities other than income and withholding Taxes with respect to the operations of the Division or the ownership of the Acquired Assets that relate to an Overlap Period shall be apportioned between Seller and Purchaser on a per diem basis.

(b)

All stamp, transfer, documentary, sales and use, value added, registration, and other such Taxes (including any additions to Tax, penalties and interest) incurred in connection with this Agreement or any transaction contemplated hereby (collectively, the “Transfer Taxes”) shall be paid by Seller, and Seller shall, at its own expense, properly file on a timely basis all necessary Tax Returns with respect to any Transfer Tax and provide to Purchaser evidence of payment of all Transfer Taxes.

Section 14.2

Certain Actions.  Seller shall not (and shall cause its Affiliates not to) take any actions (including, but not limited to, filing any Tax Return or amended Tax Return, responding to any audit or inquiry by a Taxing Authority, or settling or compromising any controversy with a Taxing Authority) that could affect the Tax liability of Purchaser without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

Section 14.3

Books and Records.  Until the seventh anniversary of the Closing Date, Seller shall, to the extent necessary in connection with any Taxes (including, without limitation, the tax basis of any Acquired Asset) or other matter relating to the Division or the Acquired Assets for any period ending on or prior to the Closing Date, and without charge to Purchaser, (a) retain and, as Purchaser may reasonably request, permit Purchaser and its agents to inspect and copy all original books, records and other documents and all electronically archived data not deliverable to Purchaser at Closing related to the Division or the Acquired Assets and (b) make reasonably available to Purchaser the officers, directors, employees and agents of Seller and its Affiliates.  Likewise, until the seventh anniversary of the Closing Date, Purchaser shall, without charge to Seller, retain, and, as Seller may reasonably request, permit Seller and its agents to inspect all books and records relating to the Division or the Acquired Assets previously delivered by Seller to Purchaser relating to any period prior to the Closing Date.

ARTICLE XV
MISCELLANEOUS PROVISIONS

Section 15.1

Amendment and Modification.  This Agreement may be amended, modified and supplemented only by written agreement of all the parties hereto with respect to any of the terms contained herein.  No course of dealing between or among the parties shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

Section 15.2

Waiver of Compliance; Consents.  Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing to be effective.

Section 15.3

Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) one (1) Business Day after being delivered by hand or (b) one (1) Business Day after being couriered by overnight receipted courier service:

(a)

If to Seller, to:

Huffy Corporation 225 Byers Road Miamisburg, Ohio 45342 Attn: Nancy A. Michaud Phone: (937) 865-5431 Facsimile: (937) 865-5414

with a copy to (which shall not constitute notice to Seller):

Dinsmore & Shohl, LLP 1900 Chemed Center 255 E. Fifth St. Cincinnati, Ohio 45202 Attn: Charles F. Hertlein, Jr. Phone: (513) 977-8315 Facsimile: (513) 977-8141

or to such other Person or address as Seller shall furnish by notice to Purchaser in writing.

(b)

If to Purchaser, to:

Russell Corporation 3330 Cumberland Blvd. Atlanta, GA 30339 Attn: General Counsel Phone: (678) 742-8104 Facsimile: (678) 742-8514

with a copy to (which shall not constitute notice to Purchaser):

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attn: Nancy A. Lieberman Phone: (212) 735-3000 Facsimile: (917) 777-2050

or to such other Person or address as Purchaser shall furnish by notice to Seller in writing.

Section 15.4

Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser may, without the prior approval of Seller, assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

Section 15.5

Governing Law.  The Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect and performance, without regard to the conflicts of laws rules of such state.

Section 15.6

Jurisdiction.  Subject to Section 15.10 below, except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Federal court located in either the State of Georgia or the State of Ohio, or any State court in either the State of Georgia or the State of Ohio if there is no federal jurisdiction, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15.3 shall be deemed effective service of process on such party.

Section 15.7

Counterparts.  This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

Section 15.8

Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 15.9

Entire Agreement.  This Agreement, including the schedules and exhibits hereto and the Contracts, documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior Contracts, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions.  There are no Contracts, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to the transactions contemplated hereby, other than those expressly set forth or referred to herein.

Section 15.10

Injunctive Relief.  The parties hereto agree that in the event of a breach of any provision of this Agreement or a failure by a party to perform in accordance with the specific terms herein, the aggrieved party or parties may be damaged irreparably and without an adequate remedy at law.  The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision without the requirement of proving actual damages (provided that the party seeking such relief shall be required to post a bond), as well as to obtain damages for breach of this Agreement.  By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

Section 15.11

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 15.12

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Regulations, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 15.13

Expenses.  Purchaser shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.  Seller shall bear its own expenses, including without limitation, brokerage or investment banking, accounting and legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.  Subject to the limitations in Sections 13.2(a) and 13.2(b), if any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorney's fees and expenses) from the party against which such action or proceeding is brought in addition to any other relief to which such prevailing party may be entitled.

Section 15.14

No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein express or implied shall be construed to give any person, other than the parties of such permitted successors and assigns, and other than as expressly provided in Section 13.3 and Section 13.4, any legal or equitable rights hereunder.

Section 15.15

No Strict Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 15.16

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

*     *    *

1

511040.23-New York Server 4A - MSW

IN WITNESS WHEREOF, the parties hereto have made and entered into this Asset Purchase Agreement the date first hereinabove set forth.

HUFFY CORPORATION

By:  /s/ Paul R. D’Aloia
Name:  Paul R. D’Aloia
Title:  Chief Executive Officer and President

RUSSELL CORPORATION

By:  /s/ Floyd G. Hoffman
Name:  Floyd G. Hoffman
Title:  Senior Vice President - Corporate
Development, General Counsel
and Secretary

2

511040.23-New York Server 4A - MSW

SCHEDULES AND EXHIBITS

Exhibit	Responsibility
(“Seller” or “Purchaser”)

A	Form of License Agreement	S, P
B	Form of Transition Services Agreement	S, P
2.1(d)	Contracts and Agreements	S
2.1(e)	Intellectual Property	S
2.1(f)	Equipment	S
2.2	Excluded Assets	S
2.3(a)(iii)	Other Liabilities	S
2.5(a)	Form of Bill of Sale	S
2.5(b)	Form of Assumption Agreement	S
2.5(e)	Form of Assignment and Assumption of Lease	S
2.6	Purchase Price Calculation	S, P
2.8	Estimated Net Adjustment Asset Amount	S, P
9.1	Seller’s Officer's Certificate (No breach)	S
9.3	Seller’s Officer's Certificate (No MAC)	S
9.5	Seller’s Officer's Certificate (Financial Statements)	S
9.8	Seller’s Secretary Certificate	S
9.10	Certain Third Party Consents	P
10.1	Purchaser’s Officer's Certificate (No breach)	P
10.3	Purchaser’s Secretary Certificate	P

Schedule

3.1	Corporate Organization, Etc.	S
3.3	No Violation	S
3.4(a)(1)	Financial Statements	S
3.4(a)(2)	Financial Statements (Omitted Expenses)	S
3.4(b)	Financial Statements (Audit Adjustments)	S
3.5	Absence of Certain Changes	S
3.6	No Undisclosed Material Liabilities	S
3.7	Contracts	S
3.8(a)	Title and Related Matters	S
3.9	Litigation	S
3.10(a)	Compliance with Law and Certifications	S
3.10(b)(i)	Compliance with Law and Certifications (Permits)	S
3.10(b)(ii)	Compliance with Law and Certifications (Permits)	S
3.11(a)	Employee Matters (Cash Compensation)	S
3.11(b)	Employee Matters (Compensation Plans)	S
3.11(c)	Employee Matters (Seller Employment Agreements)	S
3.11(d)	Employee Matters (Employee Policies and Procedures)	S
3.11(e)	Employee Matters (Labor Compliance)	S
3.11(f)	Employee Matters (Unions)	S
3.12(a)	Employee Benefit Plans (Identification)	S
3.12(b)	Employee Benefit Plans (Administration)	S
3.12(h)	Employee Benefit Plans (Retirees)	S
3.12(i)	No Acceleration	S
3.13(a)	Intellectual Property	S
3.13(b)	Intellectual Property (No Seller Infringement)	S
3.13(c)	Intellectual Property (No Third Party Infringement)	S
3.13(d)	Intellectual Property (Proceedings)	S
3.14	Customer Warranties	S
3.15	Products Liability	S
3.16	Environmental Matters	S
3.17	Accounts Receivable; Inventories	S
3.18	Insurance	S
3.19	Assets Necessary to the Operations of the Division	S
3.20	Related Party Arrangements	S
3.21	Brokerage	S
3.22	Taxes	S

3

511040.23-New York Server 4A - MSW